UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )

Filed by the Registrant	☒	Filed by a Party other than the Registrant	☐
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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12
Independence Contract Drilling, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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April 25, 2020

TO OUR STOCKHOLDERS:
The 2020 Annual Meeting of Stockholders of Independence Contract Drilling, Inc. (the “Annual Meeting”) will be held at our principal executive offices, located at 20475 State Highway 249, First Floor Auditorium, Houston, Texas 77070 on Friday, June 12, 2020, at 8:00 a.m., Central Time. Depending on the status of local regulations relating to coronavirus (COVID-19), the Company may consider virtual meeting options or adjournments, if needed, to be announced prior to the Annual Meeting.
The attached Notice of Annual Meeting of Stockholders (the “Notice”) and Proxy Statement provide information concerning the matters to be considered at the Annual Meeting.
Your vote is important, and we encourage you to vote even if you are unable to attend the Annual Meeting. You may vote by internet or by telephone using the instructions on the Notice or by signing and returning the proxy card in the postage pre-paid envelope provided for your convenience. You may also attend and vote at the Annual Meeting in person.

Sincerely,

Thomas R. Bates, Jr.	J. Anthony Gallegos, Jr.
Chairman of the Board	Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
OF INDEPENDENCE CONTRACT DRILLING, INC.
April 25, 2020
To the Stockholders of Independence Contract Drilling, Inc.:
Notice is hereby given that the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of Independence Contract Drilling, Inc. (the “Company”) will be held on Friday, June 12, 2020, at 8:00 a.m., Central Time, at 20475 State Highway 249, First Floor Auditorium, Houston, Texas, 77070. Depending on the status of local regulations relating to coronavirus (COVID-19), the Company may consider virtual meeting options or adjournments, if needed, to be announced prior to the Annual Meeting.
At the 2020 Annual Meeting, stockholders of the Company (“Stockholders”) will be asked to:

1.	Elect five directors to the board of directors of the Company to serve until the 2021 Annual Meeting of Stockholders;

2.	Approve, on an advisory basis, the compensation of our named executive officers, as disclosed in this Proxy Statement;

3.	Approve, on an advisory basis, whether future votes to approve executive compensation should occur every one, two, or three years;

4.	Ratify the appointment of BDO USA, LLP as the Company’s Independent Auditors for 2020; and

5.	Transact such other business as may properly come before the Annual Meeting or any adjournments or postponements of the meeting.
Only Stockholders of record at the close of business on April 15, 2020 are entitled to notice of and to vote at the Annual Meeting. A list of Stockholders will be available commencing ten days prior to the date of the Annual Meeting and may be inspected at our principal executive offices during normal business hours. The list of Stockholders also will be available for review at the Annual Meeting. If there are not sufficient votes for a quorum or to approve the items of business at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies.
The proxy materials include this Notice, the Proxy Statement, the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (the “Annual Report”) and the enclosed proxy card. We encourage you to read the Annual Report as it includes our audited financial statements and other important information about our business.
Your vote is important. Even if you plan to attend the Annual Meeting, please vote by mail or through the telephone or internet voting systems. Specific directions for submitting your vote by mail or through the telephone or internet are included in the accompanying Proxy Statement and on the accompanying proxy card. Even if you have submitted your proxy, you may still vote in person if you attend the Annual Meeting.

Sincerely,

Philip A. Choyce
Corporate Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2020 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 12, 2020
The Notice of Annual Meeting of Stockholders, Proxy Statement for the Annual Meeting and the Annual Report on Form 10-K for the fiscal year ended December 31, 2019 are available at www.proxyvote.com.

INDEPENDENCE CONTRACT DRILLING, INC.
20475 State Highway 249, Suite 300
Houston, TX 77070
____________________
PROXY STATEMENT
____________________
This Proxy Statement contains information related to the Independence Contract Drilling, Inc. 2020 Annual Meeting of Stockholders (the “Annual Meeting”). In this Proxy Statement, we refer to the Board of Directors of Independence Contract Drilling, Inc. as the “Board” and to Independence Contract Drilling, Inc. as the “Company,” “we,” “us,” and like terms.
We are furnishing the Notice of Annual Meeting of Stockholders, this Proxy Statement and the enclosed proxy card, together with the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (collectively the “Proxy Materials”), in connection with the solicitation of proxies by the Board for use at the Annual Meeting.
The Proxy Materials are being mailed together on or about April 29, 2020 to each of our stockholders entitled to notice of and to vote at the Annual Meeting.
2020 ANNUAL MEETING DATE AND LOCATION
The Annual Meeting will be held at 20475 State Highway 249, First Floor Auditorium, Houston, Texas 77070, on Friday, June 12, 2020, at 8:00 a.m., Central Time, or at such other time and place to which the Annual Meeting may be postponed or adjourned. Depending on the status of local regulations relating to coronavirus (COVID-19), the Company may consider virtual meeting options or adjournments, if needed, to be announced prior to the Annual Meeting. References in this Proxy Statement to the “Annual Meeting” also refer to any adjournments, postponements or changes in location of the Annual Meeting, to the extent applicable.
ABOUT THE ANNUAL MEETING
What is the purpose of the 2020 Annual Meeting of Stockholders?
At the Annual Meeting, our stockholders will be asked to consider and vote upon (1) the election of five directors to serve until the 2021 Annual Meeting of Stockholders, (2) the approval, on an advisory basis, of the compensation of our named executive officers, as disclosed in this Proxy Statement, (3) the approval, on an advisory basis, whether future votes to approve executive compensation should occur every one, two, or three years, and (4) the ratification of the appointment of BDO USA, LLP as the Company’s independent auditors for 2020. In addition, you will be asked to consider and vote upon any other matters that may properly come before the Annual Meeting.
Why did I receive these Proxy Materials?
You received these Proxy Materials from us in connection with the solicitation by the Board of proxies to be voted at the Annual Meeting because you owned shares of our common stock at the close of business on April 15, 2020. We refer to this date as the “Record Date.”
This Proxy Statement contains important information for you to consider when deciding how to vote your shares at the Annual Meeting. Please read this Proxy Statement carefully.
Who can vote at the Annual Meeting?
Only stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. As of the close of business on the Record Date, there were 3,809,548 shares of common stock issued and outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name
If, on the Record Date, your shares were registered directly in your name with the transfer agent for our common stock, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or on the internet as instructed below to ensure your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent
If, on the Record Date, your shares were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these Proxy Materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy card from your broker or other agent.
What am I being asked to vote on?
You are being asked to vote on four proposals:
•Proposal 1: The election of five directors to serve until the 2021 Annual Meeting of Stockholders;
•Proposal 2: The approval, on an advisory basis, of the compensation of our named executive officers, as disclosed in this Proxy Statement;
•Proposal 3: The approval, on an advisory basis, whether future votes to approve executive compensation should occur every one, two, or three years; and
•Proposal 4: The ratification of the appointment of BDO USA, LLP as the Company’s independent auditors for 2020.
In addition, you are entitled to vote on any other matters that may properly come before the Annual Meeting.
What are the recommendations of the Board?
The Board recommends a vote as follows:
•FOR the election of each of the nominees for director;
•FOR approval, on an advisory basis, the compensation of our named executive officers, as disclosed in this Proxy Statement;
•FOR approval, on an advisory basis, whether future votes to approve executive compensation should occur every one, two, or three years; and
•FOR the ratification of the appointment of BDO USA, LLP as the Company’s independent auditors for 2020.
Could other matters be decided at the Annual Meeting?
At the time this Proxy Statement was mailed, we did not know of any matters to be raised at the Annual Meeting other than those referred to in this Proxy Statement. With respect to any other matter that properly comes before the Annual Meeting, the individuals listed on your proxy card will vote the proxies as recommended by the Board or, if no recommendation is given, in their own discretion.
How do I vote?
For Proposal 1, you may vote “For” a nominee to the Board, you may “Withhold” your vote for any nominee you specify, or you may abstain from voting.
For Proposal 2, you may vote “For” approval, on an advisory basis, the compensation of our named executive officers, as disclosed in this Proxy Statement, you may vote “Against” the approval of such proposal, or you may abstain from voting.
For Proposal 3, you may vote “For” approval, on an advisory basis, whether future votes to approve executive compensation should occur either every one, two, or three years, you may vote “Against” the approval of such proposal, or you may abstain from voting.

For Proposal 4, you may vote “For” the ratification of the appointment of BDO USA, LLP as the Company’s independent auditors for 2020, you may vote “Against” the approval of such proposal, or you may abstain from voting.
Please note that by casting your vote by proxy you are authorizing the individuals listed on the proxy card (the “Proxy Holders”) to vote your shares in accordance with your instructions and in their discretion with respect to any other matter that properly comes before the Annual Meeting or any adjournments or postponements thereof.
The procedures for voting are as follows:
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote in person at the Annual Meeting. Alternatively, you may vote by proxy by using the accompanying proxy card, over the internet or by telephone. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. Even if you have submitted a proxy before the Annual Meeting, you may still attend the Annual Meeting and vote in person. In such case, your previously submitted proxy will be disregarded.
•To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

•
To vote using the proxy card, simply complete, sign and date the accompanying proxy card and return it promptly in the pre-paid envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

•To vote by proxy over the internet, follow the instructions provided on the proxy card.
•To vote by telephone, call the toll-free number found on the proxy card.
Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent
If you are a beneficial owner of shares registered in the name of your brokerage firm, bank, dealer or other similar organization, you should have received a voting instruction card and voting instructions with these Proxy Materials from that organization rather than from us. Simply complete and mail the voting instruction card to ensure that your vote is counted. To vote in person at the Annual Meeting, you must obtain a valid proxy from your brokerage firm, bank, dealer or other similar organization. Follow the instructions from your brokerage firm, bank, dealer or other similar organization included with these Proxy Materials, or contact your broker, bank or other agent to request a proxy form.
We provide internet proxy voting to allow you to vote your shares on-line, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet service providers and telephone companies.
Who counts the votes?
Broadridge Financial Solutions, Inc. (“Broadridge”) has been engaged as our independent agent to tabulate stockholder votes (the “Inspector of Election”). If you are a stockholder of record, your executed proxy card is returned directly to Broadridge for tabulation. As noted above, if you hold your shares through a broker, your broker returns one proxy card to Broadridge on behalf of all its clients.
How are votes counted?
Votes will be counted by the Inspector of Election appointed for the Annual Meeting.
With respect to Proposal 1, the Inspector of Election will separately count the number of “For” votes and “Withheld” votes received for each nominee.
With respect to Proposal 2, the Inspector of Election will separately count the number of “For” votes and “Against” votes.
With respect to Proposal 3, the Inspector of Election will separately count the number of votes “For One Year”, “For Two Years” and “For Three Years”.
With respect to Proposal 4, the Inspector of Election will separately count the number of “For” votes and “Against” votes.
As noted above, if you are a beneficial owner, you will need to obtain a proxy form from the brokerage firm, bank, dealer or other similar organization that holds your shares and follow the instructions included on that form regarding how to instruct that institution to vote your shares. If you do not give instructions to your brokerage firm, bank, dealer or other similar organization, then they can vote your shares with respect to “routine” items, but not with respect to “non-routine” items. See below for more information regarding: “What are ‘broker non-votes’?” and “Which ballot measures are considered ‘routine’ and ‘non-routine’?”

What are abstentions?
Abstentions occur when stockholders are present in person or by proxy at the Annual Meeting but fail to vote or voluntarily withhold their vote for any of the matters upon which the stockholders are voting. Abstentions will not count as votes cast for the election of directors or the approval of the ratification of our independent public accountants, but abstentions will be counted as shares entitled to vote on a proposal and thus have the same effect as a vote “Against” any proposals where voting is based on a majority of the shares represented in person or by proxy at the Annual Meeting.
What are “broker non-votes”?
Broker non-votes will be considered present at the Annual Meeting but will not be counted to determine the total number of votes cast. Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the brokerage firm, bank, dealer or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. In the event that a broker, bank, custodian, nominee or other record holder of shares of our common stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular proposal, then those shares will be treated as broker non-votes with respect to that proposal. Accordingly, if you own shares through a nominee, such as a broker or bank, please be sure to instruct your nominee how to vote to ensure that your vote is counted on each of the proposals.
Which ballot measures are considered “routine” or “non-routine”?
Proposal 1, the election of five directors to serve until the 2021 Annual Meeting of Stockholders, Proposal 2, the approval, on an advisory basis, of the compensation of our named executive officers, as disclosed in this Proxy Statement, and Proposal 3, the approval, on an advisory basis, whether future votes to approve executive compensation should occur every one, two or three years, are each considered “non-routine” under applicable rules, which could result in broker non-votes. However, as discussed below, broker non-votes will have no effect on Proposals 2 and 3.
Proposal 4, the ratification of the appointment of BDO USA, LLP as the Company’s independent auditors for 2020 is considered “routine” under applicable rules.
What is the effect of broker non-votes and abstentions and how many votes are needed to approve the proposal?
Proposal 1 - the election of five directors to serve until the 2021 Annual Meeting of Stockholders: to be elected as a director, each nominee must receive, in accordance with Section 2.3 of the Company’s second amended and restated bylaws (the “Bylaws”), the affirmative vote of a majority of the votes cast at the Annual Meeting; provided, if the number of nominees exceeds the number of directors to be elected, the directors shall be elected by the affirmative vote of a plurality of the shares represented in person or by proxy at such meeting and entitled to vote on the election of directors. A majority of the votes cast means the votes “For” a director must exceed the number of votes cast “against” that director’s election; we will not count abstentions. In an uncontested election of directors, any incumbent nominee who does not receive the vote of the majority of the votes shall, within ten days following the certification of results, tender his or her resignation to the Board. The Board shall decide, through a process managed by a Board committee responsible for the nomination of directors, whether to accept or reject the tendered resignation, or whether other action should be taken. As noted above, you may vote “For” a nominee to the Board, you may “Withhold” your vote for any nominee you specify, or you may abstain from voting. Votes “Withheld” from a director’s election, but not broker non-votes or abstentions, will have the same effect as a vote “Against” the election of a director.
Proposal 2 - the approval, on an advisory basis, of the compensation of our named executive officers, as disclosed in this Proxy Statement: for the proposal to be approved, it must receive, in accordance with Section 1.7 of the Company’s Bylaws, the affirmative vote of a majority of the votes cast at the Annual Meeting. As noted above, you may vote “For” the approval, on an advisory basis, of the compensation of our named executive officers, you may vote “Against” the proposal or you may abstain from voting. Abstentions will be counted as shares entitled to vote and have the same effect as a vote “Against” Proposal 2. Proposal 2 is considered a “non-routine” matter under applicable rules. As such, your broker, if any, does not have discretionary voting authority to vote your shares, including if such broker does not receive voting instructions from you. However, since broker non-votes will not be considered “votes cast,” they will not have an effect on Proposal 2.
Proposal 3 - the approval, on an advisory basis, whether future votes to approve executive compensation should occur every one, two or three years: the proposal will be decided based on the affirmative vote of a plurality of the votes cast at the Annual Meeting. A “plurality” for Proposal 3 means the frequency that receives the greatest number of votes cast will be considered the preference of our stockholders. Although this is a non-binding advisory vote, the Board expects to take into account the outcome of the vote when setting the frequency of our advisors votes on executive compensation. Proposal 3 is considered a “non-routine”

matter under applicable rules. As such, your broker, if any, does not have discretionary voting authority to vote your shares, including if such broker does not receive voting instructions from you, and will result in a broker non-vote. However, broker votes and abstentions will not have an effect on Proposal 3.
Proposal 4 - the ratification of the appointment of BDO USA, LLP as the Company’s independent auditors for 2020: for the proposal to be approved, it must receive, in accordance with Section 1.7 of the Company’s Bylaws, the affirmative vote of a majority of the votes cast at the Annual Meeting. As noted above, you may vote “For” the ratification of the appointment of BDO USA, LLP as the Company’s independent auditors for 2020, you may vote “Against” the proposal or you may abstain from voting. Abstentions will not be counted as shares entitled to vote and have the same effect as a vote “Against” Proposal 3. Proposal 4 is considered a “routine” matter under applicable rules. As such, your broker, if any, has discretionary voting authority to vote your shares, even if such broker does not receive voting instructions from you.
How many votes do I have?
On each matter to be voted upon, you have one vote for each share of common stock of the Company you own as of the Record Date.
What if I return a proxy card but do not make specific choices?
If we receive a signed and dated proxy card and the proxy card does not specify how your shares are to be voted, your shares will be voted (1) “For” the election of each director nominee, (2) “For” approval on an advisory basis, the compensation of our named executive officers, as disclosed in the accompanying Proxy Statement, (3) “approval on an advisory basis, for future votes to approve executive compensation every year, and (4) “For” the ratification of the appointment of BDO USA, LLP as the Company’s independent auditor for 2020. If any other matter is properly presented at the Annual Meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

What is the effect of the Sidewinder Stockholders' Agreement on actions being taken at the Annual Meeting?
Concurrently with the execution of the merger agreement between us and Sidewinder Drilling LLC (“Sidewinder”), we entered into a stockholders’ agreement (the “Sidewinder Stockholders’ Agreement”) with the former owners of Sidewinder (the “Member Parties”). The Member Parties include one or more affiliates of MSD Partners, L.P. (“MSD Partners”), a Delaware limited partnership, and one or more affiliates of MSD Capital, L.P. (“MSD Capital”), a Delaware limited partnership (such affiliates of MSD Partners and MSD Capital, the “MSD Parties”).
Pursuant to the Sidewinder Stockholders’ Agreement, we agreed, for so long as certain ownership and other conditions are met, to cause to be appointed to the Board, two representatives of an affiliate of MSD Partners (the “MSD Representatives”), at least one of which must be, in the good faith determination of the Board or our Corporate Governance and Nominating Committee, an independent director. Both Mr. Piekarski and Mr. Minmier were nominated as directors pursuant to the terms of the Sidewinder Stockholders’ Agreement, and our Nominating and Corporate Governance Committee has determined that Mr. Minmier qualifies as an independent director.
Furthermore, pursuant to the terms of the Sidewinder Stockholders’ Agreement, the Member Parties agreed to: (i) cause all shares of our common stock owned by them to be present at any meeting for the election of directors either in person or by proxy and (ii) to (A) either vote common stock beneficially owned by them in the election of directors (other than those nominated by them) either (a) as recommended by the Board or (b) in the same proportion as the votes cast by other holders of our common stock voting in the election (x) with respect to director nominees nominated by the Company’s Board or Nominating and Corporate Governance Committee and (y) with respect to any other nominee (excluding the MSD Representatives nominated to the Board) and (B) in favor of the MSD Representatives nominated to the Board. There is no limitation on the MSD Parties’ vote with respect to Proposal 2: approval of the advisory vote on compensation of our named executive officers, Proposal 3: approval of the advisory vote on the applicable frequency of votes on executive compensation every one, two, or three years, or Proposal 4: ratification of BDO as our independent auditors for 2020. The MSD Parties collectively beneficially owned approximately 1,160,946 shares of our common stock as of the Record Date.
Who is paying for this proxy solicitation?
This proxy solicitation is being made by us and we will pay for the entire cost of soliciting proxies. In addition to these mailed Proxy Materials, our directors, officers and employees may also solicit proxies in person, by telephone or by other means of communication. Directors, officers and employees will not be paid any additional compensation for soliciting proxies.
We have retained Broadridge to aid in the distribution of proxy materials and to provide voting and tabulation services for the Annual Meeting. For these services, we will pay Broadridge a fee of approximately $15,000 and reimburse it for certain expenses. In addition, we will reimburse brokerage firms, nominees, fiduciaries, custodians and other agents for their expenses in distributing the Proxy Materials to the beneficial owners of our common stock.
What does it mean if I receive more than one set of materials?
If you receive more than one set of materials, your shares are registered in more than one name or are registered in different accounts. In order to vote all the shares you own, you must either sign and return all of the proxy cards or follow the instructions for any alternative voting procedure on each of the proxy cards.
Can I change my vote after submitting my proxy?
If you are a stockholder of record, you may revoke your proxy at any time prior to the vote tabulation at the Annual Meeting by: (1) sending in an executed proxy card with a later date; (2) timely submitting a proxy with new voting instructions by telephone or over the internet; (3) sending a written notice of revocation by mail to Independence Contract Drilling, Inc., 20475 State Highway 249, Suite 300, Houston, Texas 77070 marked “Proxy Information Enclosed, Attention: Corporate Secretary”; or (4) attending and voting in person by completing a ballot at the Annual Meeting. Attendance at the Annual Meeting will not, in itself, constitute revocation of a completed and delivered proxy card.
If you are a beneficial owner, you should follow the instructions provided by your brokerage firm, bank, dealer or other similar organization.
What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present at the Annual Meeting if a majority of our outstanding shares of common stock entitled to vote are present in person or represented by proxy, regardless of whether the proxy has authority to vote on all matters. On the Record Date, there were 3,809,548 shares outstanding and entitled to vote at the Annual Meeting.
Your shares will be counted towards the quorum only if you submit a valid proxy vote or vote at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the chairman of the Annual Meeting may adjourn the Annual Meeting to another place, if any, date and time.
How can I find out the results of the voting at the Annual Meeting?
Voting results will be announced by the filing of a Current Report on Form 8-K (“Form 8-K”) within four business days after the Annual Meeting. If final voting results are unavailable at that time, we will file an amended Form 8-K within four business days of the day the final results are available.
What is “householding” and how does it affect me?
We may send a single set of Proxy Materials and other stockholder communications to any household at which two or more stockholders reside unless we have received contrary instructions from those stockholders. This process is called “householding.” This reduces duplicate mailings and saves printing and postage costs as well as natural resources. The Proxy Materials and other stockholder communications may be householded based on your prior express or implied consent. If you wish to receive a separate copy of our Proxy Materials for each stockholder sharing your address in the future, please contact Independence Contract Drilling, Inc., 20475 State Highway 249, Suite 300, Houston, Texas 77070, Attn: Corporate Secretary, by phone at (281) 598-1230 or by email at investor.relations@icdrilling.com, and we will promptly deliver to you the requested material. You may also contact us in the same manner if you received multiple copies of the Proxy Materials and would prefer to receive a single copy in the future.
Many banks, brokers, and other holders of record have instituted householding. If you or your family have one or more beneficial ownership accounts, you may have received householding information from your bank, broker, or other holder of record in the past. Please contact the holder of record directly if you have questions, require additional copies of this Proxy Statement or our Annual Report or wish to revoke your decision to household and thereby receive multiple copies. You should also contact the holder of record if you wish to institute householding. These options are available to you at any time.
When are stockholder proposals due for next year’s annual meeting?
Stockholder proposals for inclusion in next year’s proxy statement
Stockholders interested in submitting a proposal for inclusion in our Proxy Materials and for presentation at the 2021 Annual Meeting of Stockholders may do so by following the procedures set forth in Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Provided that the date of such 2021 Annual Meeting of Stockholders is not more than 30 days from the date of the Annual Meeting, such proposals must be submitted in writing to Independence Contract Drilling,

Inc., 20475 State Highway 249, Suite 300, Houston, Texas 77070, Attn: Corporate Secretary, no later than 120 calendar days before the date of the proxy statement released for the previous year’s Annual Meeting of Stockholders. Therefore, the deadline for submitting proposals for inclusion in our Proxy Materials and for presentation at the 2021 Annual Meeting of Stockholders pursuant to Rule 14a-8 is December 26, 2020. No stockholder proposal was received for inclusion in this Proxy Statement.
Other stockholder proposals for presentation at next year’s annual meeting
The Company's Bylaws require that stockholders interested in submitting a proposal or nominee for consideration at the 2021 Annual Meeting of Stockholders, which is not submitted for inclusion in our Proxy Materials pursuant to Rule 14a-8 under the Exchange Act, may do so by following the procedures set forth in Section 1.3 of our Bylaws. Section 1.3 of our Bylaws requires any such proposals to be submitted in writing to Independence Contract Drilling, Inc., 20475 State Highway 249, Suite 300, Houston, Texas 77070, Attn: Corporate Secretary no later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the anniversary of the preceding year’s annual meeting. Pursuant to this requirement, notice must be received no later than close of business on March 14, 2021, nor earlier than close of business on February 12, 2021 to be considered timely under our Bylaws for purposes of our 2021 Annual Meeting of Stockholders; provided, however, that in the event that such date of the annual meeting is more than 30 days before or more than 60 days after June 12, 2021 stockholder notice must be delivered no earlier than the close of business on the 120th day prior to such annual meeting and no later than the close of business on the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by us. To be in proper form, a stockholder’s notice must include the information about the proposal or nominee specified in our Bylaws.
A stockholder seeking to submit a proposal or nomination is encouraged to seek independent counsel about our Bylaws and applicable Exchange Act requirements. We reserve the right not to consider any proposal or nomination that is not timely or otherwise does not meet our Bylaws or applicable Exchange Act requirements for submitting such proposal or nomination.
Whom should I contact with questions about the Annual Meeting?
If you have any questions about this Proxy Statement or the Annual Meeting, please contact our Corporate Secretary, at 20475 State Highway 249, Suite 300, Houston, Texas 77070 or by telephone at (281) 598-1230.
Directions to Annual Meeting
Directions to our Annual Meeting, to be held at our principal executive offices, which are located at 20475 State Highway 249, First Floor Auditorium, Houston, Texas 77070, are available on our website at: http://www.icdrilling.com/contact.html.

PROPOSAL 1: ELECTION OF DIRECTORS
General
Our directors are elected annually and serve one-year terms or until their earlier death, resignation, retirement, disqualification or removal or until their successors have been duly elected and qualified. In connection with the Company’s 2020 cost-reduction initiatives, the Company is reducing the number of directors from its current seven (7) directors to five (5) directors effective at the Annual Meeting. Based on the recommendations from our Nominating and Corporate Governance Committee, the Board has nominated Messrs. Matthew D. Fitzgerald, J. Anthony Gallegos, Jr., Daniel F. McNease, James G. Minmier and Adam J. Piekarski for election as directors to serve until the 2021 Annual Meeting of Stockholders and until their successors have been elected and qualified, or until their earlier death, resignation or removal. To be elected as a director, each nominee must receive the affirmative vote of a majority of the votes cast at the Annual Meeting. The director terms for Messrs. Thomas R. Bates, Jr. and James D. Crandell will expire at the Annual Meeting.
Concurrently with the execution of the merger agreement between us and Sidewinder Drilling, we entered into the Sidewinder Stockholders’ Agreement with the Member Parties. Pursuant to the Sidewinder Stockholders’ Agreement, we agreed, for so long as certain ownership and other conditions are met, to cause to be appointed to the Board, the MSD Representatives, at least one of which must be, in the good faith determination of the Board or our Corporate Governance and Nominating Committee, an independent director. Both Mr. Piekarski and Mr. Minmier were nominated as directors pursuant to the terms of the Sidewinder Stockholders’ Agreement, and our Nominating and Corporate Governance Committee has determined that Mr. Minmier qualifies as an independent director.

THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION
OF EACH OF THE NOMINEES FOR DIRECTOR LISTED ABOVE

Each director nominee has consented to being named as a nominee in this Proxy Statement and has indicated a willingness to serve if elected. We have no reason to believe that the director nominees will be unable or unwilling to serve on the Board if elected. However, if a nominee should become unable or unwilling to serve for any reason, proxies may be voted for another person nominated as a substitute by the Board, or the Board may reduce its size. Stockholders may not cumulate their votes in the election of our directors.
Set forth below is background information with respect to our director nominees, as well as certain information regarding their individual experience, qualifications, attributes and skills that led the Board to conclude that they should serve as directors. There are no family relationships among any of our director nominees or executive officers. See “Stock Ownership Information—Security Ownership of Certain Beneficial Owners and Management” for information regarding our current directors’ and director nominees’ holdings of equity securities of the Company.
The following table sets forth the names and ages of our director nominees, the year they first became a director and the positions they hold with the Company as of April 15, 2020:

Director Nominee	Position and Offices	Director Since	Age
Matthew D. Fitzgerald	Director	2012	62
J. Anthony Gallegos, Jr.	Chief Executive Officer, Director	2018	50
Daniel F. McNease	Director	2013	68
James G. Minmier	Director	2018	56
Adam J. Piekarski	Director	2018	38

In evaluating director candidates, we assess whether a candidate possesses the integrity, judgment, knowledge, experience, skills and expertise that are likely to enhance the Board’s ability to manage and direct our affairs and business, including, when applicable, to enhance the ability of the committees of the Board to fulfill their duties. The Board believes that each director nominee is highly qualified to serve as a member of the Board and that, through their varying backgrounds, these individuals bring a wealth of experiences and new ideas to the Board. Our directors have diverse backgrounds and talents and extensive track records of success in what we believe are highly relevant positions in major enterprises. All of our director nominees have worked for or with, or served on the board of directors of, a variety of companies in oilfield services and other industries. Each director nominee also contributes intangible qualities such as critical thinking, industry knowledge, and historical knowledge of our business that, taken together, provide us with the variety and depth of knowledge necessary for effective oversight, direction and vision for the Company.

Director Biographies and Qualifications
Described below are the principal occupations and positions and directorships for at least the past five years of our current directors and director nominees, as well as certain additional information regarding their individual experience, qualifications, attributes and skills that led the Board to conclude that each of our directors should serve on the Board. There are no family relationships among any of our directors or executive officers.
Director Nominees
Matthew D. Fitzgerald, Director. Mr. Fitzgerald has served as a director on the Board since April 2012. Mr. Fitzgerald is now a private investor. From 2009 until July 2013, Mr. Fitzgerald served as President of Total Choice Communications LLC, a wireless retailer in Houston, Texas. Mr. Fitzgerald retired from Grant Prideco, Inc., one of the world’s largest suppliers of drill pipe and drill bits, following its acquisition by National Oilwell Varco in 2008. He had served as Senior Vice President and Chief Financial Officer beginning in January 2004 as well as Treasurer beginning in February 2007. Mr. Fitzgerald held the positions of Executive Vice President, Chief Financial Officer, and Treasurer of Veritas DGC from 2001 until January 2004. Mr. Fitzgerald also served as Vice President and Controller for BJ Services Company from 1989 to 2001. He currently serves on the board of directors of NCS Multistage, Inc. (NCSM) and the general partner of Oasis Midstream Partners, L.P. (OMP). He previously served on the board of directors of Rosetta Resources, Inc. and Maverick Oil and Gas, Inc. Mr. Fitzgerald began his career as a certified public accountant with the accounting firm of Ernst & Whinney. He holds a Bachelor of Business Administration in Accounting and a Master in Accountancy from the University of Florida.
J. Anthony Gallegos, Jr., Director and Chief Executive Officer. Mr. Gallegos has served as a Director on the Board and as our President and Chief Executive Officer since completion of the Sidewinder Merger in October 2018. Mr. Gallegos was one of the original founders of Sidewinder, serving as President and Chief Executive Officer of Sidewinder from September 2017 through September 2018, President and Chief Financial Officer from November 2014 through August 2017, and Senior Vice President & Chief Financial Officer from April 2011 until October 2014. From April 2006 through September 2010, Mr. Gallegos held the position of Vice President Business Development of Scorpion Offshore, an international offshore drilling contractor. Prior to joining Scorpion Offshore, Mr. Gallegos held operational, marketing, corporate planning and management positions with Atwood Oceanics, Transocean and Ensco. Mr. Gallegos started his career working as a roughneck on offshore drilling rigs in the United States Gulf of Mexico. Mr. Gallegos is a member of the Society of Petroleum Engineers and the International Association of Drilling Contractors and is a veteran of the United States Army. Mr. Gallegos holds a B.B.A. from Texas A&M University and a Master of Business Administration from Rice University.
Daniel F. McNease, Director. Mr. McNease has served as a director on the Board since April 2013. Mr. McNease is currently a private investor. He served as the Chairman of AXON EP, Inc. from July 2009 until December 2016 and as a Member of the Advisory Board at HitecVision AS from January 2010 until December 2016. From 2007 through 2013, he served as a Director of Dockwise Ltd. From 2004 through 2008, Mr. McNease served as President, Chairman of the Board and Chief Executive Officer at Rowan Companies plc (“Rowan”), a provider of land and offshore contract drilling services and a manufacturer of rigs and drilling equipment. In total, Mr. McNease spent 34 years at Rowan, serving as Chief Executive Officer from 2003 to 2008, President from 2002 to 2008 and as Executive Vice President of Rowan and President of its drilling subsidiaries from 1999 to 2002. Mr. McNease is a graduate of the University of Southern Mississippi and the Columbia University Executive Program. He is a member of the International Association of Drilling Contractors.
James G. Minmier, Director. Mr. Minmier has served as a director on the Board since the completion of the Sidewinder Merger in October 2018. Mr. Minmier is currently a private investor.  Previous positions include Chief Executive Officer of Mustang Extreme Environmental Services, LLC, a subsidiary of BW Equity Holdings, LLC, from May 2018 to February 2020 and  President of Nomac Drilling LLC, a subsidiary of COS Holdings, LLC and subsequently Seventy Seven Energy Inc from 2011 to 2017. Mr. Minmier has more than 26 years of experience in the drilling industry and served as the Vice Chairman of the International Association of Drilling Contractors (IADC) in 2013 and as Chairman of the IADC in 2014. Mr. Minmier received a Bachelor of Science in Electrical Engineering from the University of Texas at Arlington and a Master of Business Administration degree from the University of West Florida.
Adam J. Piekarski, Director. Mr. Piekarski has served as a director on the Board since the Sidewinder Merger in October 2018. He currently serves as a principal at MSD Partners, a position he held for more than the past five years. MSD Partners is an investment advisor, registered with the Securities Exchange Commission (“SEC”), formed in 2009 by the senior partners of MSD Capital. Mr. Piekarski received a Bachelor of Science in Electrical Engineering, Biomedical Engineering and Economics from Duke University and a Master of Business Administration from the Wharton School, University of Pennsylvania.

Directors Not Standing for Re-Election
Thomas R. Bates, Jr., Ph.D., Chairman of the Board. Mr. Bates has served as our Chairman of the Board since November 2011. Mr. Bates has been an Adjunct Professor and member of the Energy MBA Advisory Board in the Neeley School of Business at Texas Christian University, where he has taught courses in energy macroeconomics since January 2011.  Mr. Bates began his career with Shell Oil Company where he was responsible for aspects of drilling research and operations. He served as President of the Anadrill division of Schlumberger Limited from 1992 to 1997, Chief Executive Officer of Weatherford Enterra, Inc. from 1997 to 1998, Senior Vice President and Discovery Group President of Baker Hughes Incorporated from 1998 to 2000, and Managing Director and Senior Advisor of Lime Rock Partners from 2002 to 2012. Mr. Bates holds B.S.E., M.S.E., and Ph.D. degrees in Mechanical Engineering from the University of Michigan. Mr. Bates currently serves as Chairman and Director of Weatherford International, plc (WFTLF). He also serves as Chairman and Director of Vantage Drilling International (VTGDF), which trades on the OTC. Mr. Bates also serves on the boards of Alacer Gold Corporation (ASR.TO), and TETRA Technologies, Inc (TTI). He previously served on the boards of FTS International Inc., T-3 Energy Services, Inc., Hercules Offshore, Inc., Tidewater, Inc. and NATCO Group, Inc.
James D. Crandell, Director. Mr. Crandell has served as a director on the Board since January 2017. Mr. Crandell is currently a private investor.  Mr. Crandell's career includes serving as Managing Director of Cowen and Company from 2013 until 2016, and as Managing Director of Dahlman Rose from 2011 until its acquisition by Cowen and Com pany in 2013. Prior to that he served as Managing Director at Barclays Capital plc from 2008 until 2011, and as Managing Director for Lehman Brothers starting in 1999 until its acquisition by Barclays Capital in 2008. From 1981 until 1998, Mr. Crandell held various posts at Salomon Brothers, including managing director, senior oil services analyst, director of United States equity research, and global coordinator of equity research.  Mr. Crandell currently is a member of the board of directors of NOW Inc. (DNOW), where he serves on the nominating/corporate governance and compensation committees.
Stockholder Nominations
No material changes have been made to the procedures by which stockholders may recommend nominees to the Board.

CORPORATE GOVERNANCE
We are committed to adhering to sound principles of ethical conduct and good corporate governance. We have adopted a number of corporate governance policies and practices designed to promote the long-term interests of our stockholders, maintain internal checks and balances, strengthen management accountability, engender public trust and foster responsible decision making and accountability. The following are certain of the important corporate governance policies and practices we have adopted.
Committee Charters
We have adopted a charter for each of the three committees of the Board. Each committee charter outlines the authority and responsibilities delegated by the Board to the respective committee; enumerates membership requirements for the committee, including any applicable New York Stock Exchange (“NYSE”) or SEC membership requirements; and sets forth a framework for committee meetings. Summaries of each of the committee charters are set forth below under the heading “—Committees of the Board.” Copies of our committee charters are available on our website at http://icdrilling.investorroom.com/corporategovernance.
Code of Business Conduct and Ethics
We have adopted a Code of Business Conduct and Ethics (“Code of Ethics—Employees”), which provides the basic principles and guidelines to foster a culture of honesty and accountability and to establish standards of integrity, honesty and ethical conduct that all our officers and employees must follow. We have adopted a separate code of ethics that applies to our directors, including employee directors, which is described in more detail below. A copy of our Code of Ethics—Employees is available on our website at http://icdrilling.investorroom.com/code_of_conduct. Stockholders may also request a printed copy of the Code of Ethics-Employees, free of charge, by contacting our Corporate Secretary, at Independence Contract Drilling, Inc., 20475 State Highway 249, Suite 300, Houston, Texas 77070 or by telephone at (281) 598-1230 or by emailing investor.relations@icdrilling.com. Any waiver of the Code of Ethics-Employees for executive officers may be made only by the Board or a Board committee to which the Board has delegated that authority and will be promptly disclosed to our stockholders as required by applicable United States federal securities laws and the corporate governance rules of the NYSE. Amendments to the Code of Ethics-Employees must be approved by the Board and will be promptly disclosed (other than technical, administrative or non-substantive changes) on our website.
Code of Ethics for Senior Officers of the Company
We have adopted a Code of Ethics for Senior Officers of the Company (“Code of Ethics-Senior Officers”), supplementing the Code of Ethics-Employees, that sets forth the ethical principles by which our President and Chief Executive Officer, Executive Vice President and Chief Financial Officer, Chief Accounting Officer and other executive officers of the Company are expected to conduct themselves when carrying out their duties. A copy of our Code of Ethics-Senior Officers is available on our website at http://icdrilling.investorroom.com/code_of_conduct. Stockholders may also request a printed copy of the Code of Ethics-Senior Officers, free of charge, by contacting our Corporate Secretary, at Independence Contract Drilling, Inc., 20475 State Highway 249, Suite 300, Houston, Texas 77070 or by telephone at (281) 598-1230 or by emailing investor.relations@icdrilling.com. Amendments to the Code of Ethics-Senior Officers must be approved by the Board and will be promptly disclosed (other than technical, administrative or non-substantive changes) on our website.
Code of Business Conduct and Ethics for Directors
We have adopted a Code of Business Conduct and Ethics for Directors (“Code of Ethics-Directors”), which provides the basic principles and guidelines to foster a culture of honesty and accountability and to establish standards of integrity, honesty and ethical conduct that all members of the Board must follow. A copy of our Code of Ethics-Directors is available on our website at http://icdrilling.investorroom.com/code_of_conduct. Stockholders may also request a printed copy of the Code of Ethics-Directors, free of charge, by contacting our Corporate Secretary, at Independence Contract Drilling, Inc., 20475 State Highway 249, Suite 300, Houston, Texas 77070 or by telephone at (281) 598-1230 or by emailing investor.relations@icdrilling.com. Any waiver of the Code of Ethics-Directors may be made only by the Board or a Board committee to which the Board has delegated that authority and will be promptly disclosed to our stockholders as required by applicable United States federal securities laws and the corporate governance rules of the NYSE. Amendments to the Code of Ethics-Directors must be approved by the Board and will be promptly disclosed (other than technical, administrative or non-substantive changes) on our website.

Corporate Governance Guidelines
We have adopted Corporate Governance Guidelines (the “Corporate Governance Guidelines”) in compliance with the corporate governance rules of the NYSE. The Corporate Governance Guidelines provide a flexible framework within which the Board and its committees operate. The Corporate Governance Guidelines cover, among other things, director qualification standards, responsibilities of directors, Board access to management and advisors, compensation of directors and the chief executive officer and evaluation and succession planning. A copy of our Corporate Governance Guidelines is available on our website at http://icdrilling.investorroom.com/corporategovernance.
Related Person Transaction Policy
We have adopted a Related Person Transaction Policy (the “Related Person Transaction Policy”), which provides guidelines for the review and approval of certain transactions, arrangements or relationships involving the Company and any of our directors (or nominees for director), executive officers, stockholder owing more than 5% of the Company and any immediate family members of any such person. As a general matter, we discourage such “related person transactions” because they present a heightened risk of potential or actual conflicts of interest and may create the appearance that decisions are based on considerations other than the best interest of the Company and its stockholders. In addition, our Related Person Transaction Policy is designed to assist the Board in preparing the disclosure that SEC rules require to be included in the Company’s applicable filings under the Securities Act of 1933 as amended (the “Securities Act”) and the Exchange Act. Please see “Certain Relationships and Related Party Transactions—Policies and Procedures for Identifying, Assessing and Approving Related Person Transactions” for additional information regarding our Related Person Transaction Policy. In addition to our Related Person Transaction Policy, which applies only to the persons enumerated above in specified circumstances, we have also adopted a Conflicts of Interest Policy, described in more detail below, which facilitates the general review of possible conflicts of interest for all our employees and our directors.
Conflicts of Interest Policy
We have adopted a Conflicts of Interest Policy (the “Conflicts of Interest Policy”), which provides guidelines and procedures regarding the timely and proper disclosure of possible conflicts of interest a Company employee or director may have in order to allow the Company to review each such possible conflict. Under our Conflicts of Interest Policy, a conflict arises when an individual’s private interest interferes in any way with the interests of the Company as a whole. Our Conflicts of Interest Policy is designed to prohibit directors, officers or other employees from engaging in any business or conduct or entering into any agreement or arrangement that would give rise to actual or potential conflicts of interest and provides guidance on how to report potential conflicts of interest. The Conflicts of Interest Policy supplements our Related Person Transaction Policy and each of our codes of ethics.
Insider Trading Policy
We have adopted an Insider Trading Policy (the “Insider Trading Policy”), which provides guidelines and procedures regarding the purchase and sale of our common stock and other securities by our directors, executive officers and other employees. Under our Insider Trading Policy, directors, executive officers and employees are prohibited from engaging in buying or selling of put options, call options or other derivatives of our common stock or other securities and from executing short sales or entering into any hedging or pledging arrangement in our common stock or other securities.

INFORMATION ABOUT OUR BOARD AND ITS COMMITTEES
Board Structure
Our business and affairs are managed under the direction of the Board. The Board currently consists of five directors with three standing committees to assist the Board in discharging its responsibilities: (1) the Audit Committee; (2) the Compensation Committee; and (3) the Nominating and Corporate Governance Committee. Details as to the membership of the Board and each committee and the function of each committee are provided below. Our Bylaws state that the Board shall initially consist of five members and generally provides that this number may be increased or decreased by a majority vote of the Board. However, no reduction of the authorized number of directors may have the effect of removing any director before the director’s term of office expires. As of the date of this Proxy Statement, the number of board members has been set at seven, but will be reduced to five following the Annual Meeting.
The following table identifies current members of the Board, the standing committees of the Board on which they serve and the chair of each committee as of the date of this Proxy Statement. The Board appoints members to its various committees on an annual basis at a regularly scheduled meeting, typically following the annual meeting of stockholders. Additional information about each committee is set forth below under the heading “—Committees of The Board.” As noted above under “Corporate Governance—Committee Charters,” each committee has a charter, which is available on our website at http://icdrilling.investorroom.com/corporategovernance.
Stockholders may also obtain electronic or printed copies of these documents, free of charge, by contacting our Corporate Secretary, at Independence Contract Drilling, Inc., 20475 State Highway 249, Suite 300, Houston, Texas 77070 or by telephone at (281) 598-1230 or by emailing investor.relations@icdrilling.com. Biographies and other background information concerning each of our current directors are set forth under the heading “Proposal 1: Election of Directors—Director Biographies and Qualifications.”

	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Thomas R. Bates, Jr. Chairman of the Board	X	X
J. Anthony Gallegos, Jr. Chief Executive Officer
James D. Crandell			X
Matthew D. Fitzgerald	Chair		Chair
Daniel F. McNease	X	Chair
James G. Minmier		X	X
Adam J. Piekarski
Following the Annual Meeting and assuming that all nominees are re-elected at the Annual Meeting, the Board intends to reduce the number of Board committees from three to two by combining the responsibilities of the Audit Committee and Nominating and Corporate Governance Committee into a single committee. It is intended that the membership of each committee would be comprised of Messrs. Fitzgerald, McNease and Minmier, who the Board has determined qualify as independent, with Mr. Fitzgerald serving as chairman of the combined Audit-Nominating and Corporate Governance Committee and Mr. Minmier serving as chairman of the Compensation Committee.
Attendance at Board and Committee Meetings
In 2019, the Board held seven meetings. Each of our directors attended at least 75% of the meetings of the Board and any Board committee on which he served.
Attendance at Annual Meetings
Directors are encouraged, but not required, to attend our Annual Meeting. During 2019, all our directors as of the date of such meeting attended the 2019 Annual Meeting of Stockholders.

Director Independence
The Board has determined that Messrs. Bates, Crandell, Fitzgerald, McNease and Minmier are each independent under the listing standards of the NYSE. Mr. Gallegos, Jr. is not considered independent due to his current employment relationship with us. Mr. Piekarski is not considered independent due to his relationship with MSD Capital. Affiliates of MSD Capital are the lenders under our Term Loan Agreement dated October 1, 2018 as described further in “Certain Relationships and Related Person Transactions—Related Person Transactions.”
In evaluating each director’s independence, the Board considered all of the objective independence standards under applicable NYSE listing standards and SEC rules and the Board also considered each of our directors’ direct and indirect relationships with the Company. The material relationships consisted of:

•	Mr. Crandell’s position as a director of Now, Inc. (“DNOW”) and DNOW’s relationship as a potential supplier of certain products and services to the Company.

•	Mr. Piekarski’s relationship with MSD Capital and MSD Capital’s relationship with certain of our lenders under our Term Loan Agreement dated October 1, 2018.
Board Leadership Structure
Thomas R. Bates, Jr., an independent director, serves as our Chairman of the Board. As Mr. Bates is not standing for re-election at the Annual Meeting, following the Annual Meeting and assuming all of the nominees for director are elected, the Board intends to appoint Mr. McNease to serve as Chairman of the Board. Currently, the Board believes that having an independent director serve as Chairman of the Board is in the best interest of the Company. Our Chief Executive Officer is responsible for setting our strategic direction and providing day-to-day leadership, while the Chairman of the Board sets the agenda for Board meetings, presides over Board meetings and provides guidance to the Chief Executive Officer. We believe this structure ensures a greater role for independent directors in the oversight of the Company and active participation from independent directors in setting agendas and establishing priorities and procedures for the work of the Board. The Board periodically reviews our leadership structure and may make such changes in the future as it deems appropriate.
Executive Sessions
To facilitate candid discussion among the directors, our non-employee directors typically meet in executive session in conjunction with regular Board meetings or as otherwise determined to be necessary. Mr. Bates, our non-executive Chairman of the Board, presides over and is responsible for preparing an agenda for these meetings.
Board’s Role in Risk Oversight
Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. Management is responsible for the day-to-day management of risks the Company faces, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the Board has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.
The Board believes that establishing the right “tone at the top” along with full and open communication between management and the Board are essential for effective risk management and oversight. Our Chairman has regular discussions with our Chief Executive Officer and other senior officers to discuss strategy and risks facing the Company. Senior management regularly attends Board meetings, provides Board presentations on strategic matters involving our operations and is available to address any questions or concerns raised by the Board on risk management and any other matters.
While the Board is ultimately responsible for risk oversight at the Company, each of the Board committees assists the Board in fulfilling its oversight responsibilities in certain areas of risk. The Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to risk management in the areas of financial reporting, internal controls and accounting. The Compensation Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs. The Nominating and Corporate Governance Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks associated with Board organization, membership and structure, succession planning and corporate governance.

Board Diversity
The Board seeks independent directors who represent a mix of backgrounds and experiences that will enhance the quality of the Board’s deliberations and decisions. Our Nominating and Corporate Governance Committee is responsible for identifying and recommending to the Board qualified individuals to be nominated to serve on the Board. In selecting potential Board candidates, the Board considers diversity in its broadest sense, including, among other things, diversity of background, perspective (including as to age, gender and ethnicity), personal and professional experiences and geography, as well as the existing skill-set of the Board and the needs of the Company.
In connection with its analysis of Board composition and determining director nominees to serve following the Annual Meeting, the Nominating and Corporate Governance Committee and the full Board actively considered the lack of female representation and the Board’s desire to increase board diversity along these lines. However, due to the decision to reduce the size of the Board to reduce costs in response to deteriorating and uncertain market conditions caused by the COVID-19 pandemic, the Nominating and Corporate Governance Committee and Board determined to defer creating an additional Board position or replacing a Board member at this time.
We discuss each of our directors’ qualifications and characteristics under the heading “Proposal 1: Election of Directors—Director Biographies and Qualifications.”
Committees of the Board
As noted above, the Board has three standing committees: (1) the Audit Committee (the “Audit Committee”); (2) the Compensation Committee (the “Compensation Committee”); and (3) the Nominating and Corporate Governance Committee (the “Nominating and Corporate Governance Committee”). A description of each committee, its function and charter, are provided below.
Audit Committee
Pursuant to its charter, the Audit Committee’s duties include, but are not limited to, oversight of the following: (1) our accounting and financial reporting process; (2) the integrity of our financial statements; (3) our independent auditor’s qualifications and independence; (4) the performance of our internal audit function and independent auditors; and (5) our compliance with legal and regulatory requirements.
The Audit Committee is currently comprised of Messrs. Bates, Fitzgerald (chairman) and McNease. Each member of the Audit Committee is “financially literate” as defined in the NYSE listing standards. The Board has determined that each of our members of the Audit Committee, qualifies as an “audit committee financial expert” as defined under the rules and regulations of the SEC.
Under rules implemented by the NYSE and SEC, we are required to have an audit committee comprised of at least three directors who meet the independence standards established by the NYSE and the Exchange Act. We have determined that Messrs. Bates, McNease and Fitzgerald are independent under the standards established by both the NYSE and Rule 10A-3 of the Exchange Act.
The Audit Committee met four times during 2019.
Compensation Committee
Pursuant to its charter, the Compensation Committee’s duties include, but are not limited to, the following: (1) establishing salaries, incentive and other forms of compensation for our executive officers; (2) reviewing non-employee director compensation; (3) administering the Company’s incentive compensation and equity plans; (4) reviewing the risks arising from the Company’s compensation policies and practices; and (5) overseeing regulatory compliance with respect to compensation matters.
In connection with these purposes, the Board has delegated to the Compensation Committee the overall responsibility for establishing, implementing and monitoring compensation for our executive officers. Together with our Chief Executive Officer (with the exception of compensation matters related to our Chief Executive Officer, for which management is not involved), and any other counsel or other advisors deemed appropriate by it, the Compensation Committee reviews and makes a final determination with regard to executive compensation. For example, the Compensation Committee reviews and approves the compensation of our executive officers and makes appropriate adjustments based on Company performance, achievement of predetermined goals and changes in an officer’s duties and responsibilities. The Compensation Committee is also responsible for approving all employment agreements related to our executive officers.

In addition, the Board has delegated to the Compensation Committee the responsibility for establishing, implementing and monitoring the compensation for our non-employee directors. Our Compensation Committee establishes, reviews and approves the compensation of our non-employee directors and makes appropriate adjustments based on their performance, duties and responsibilities and the competitive environment. Our Compensation Committee’s primary objectives in establishing and implementing director compensation are to (1) ensure the ability to attract, motivate and retain the talent necessary to provide qualified Board leadership, and (2) use the appropriate mix of long-term and short-term compensation to ensure high Board and/or committee performance.
The Compensation Committee charter provides that the committee may, in its sole discretion, retain or obtain advice from a compensation consultant to assist in the evaluation of the compensation of the directors, the Chief Executive Officer or other executive officers. The Compensation Committee has direct responsibility for the appointment, compensation and oversight of any such compensation consultant and has sole authority to approve any such consultant’s fees. The Compensation Committee has retained Pearl Meyer, a national executive and director compensation strategy and governance consulting firm, to review and provide recommendations concerning components of the Company’s executive compensation program. The Compensation Committee concluded that no conflict of interest existed that would prevent Pearl Meyer from independently representing the Compensation Committee.
The Compensation Committee is currently comprised of Messrs. Bates, McNease (chairman) and Minmier. The Board has affirmatively determined that each of Messrs. Bates, McNease and Minmier meets the definition of independent director for purposes of serving on the Compensation Committee under applicable NYSE rules.
The Compensation Committee met four times during 2019.
Nominating and Corporate Governance Committee
Pursuant to its charter, the Nominating and Corporate Governance Committee duties include, but are not limited to: (1) monitoring the implementation of sound corporate governance principles and practices, (2) identifying individuals believed to be qualified to become directors of the Company, (3) selecting or recommending candidates for all directorships to be filled, and (4) overseeing the evaluation of the Board.
The Nominating and Corporate Governance Committee consists of three directors, Messrs. Crandell, Fitzgerald (chairman), and Minmier. Our Board has affirmatively determined that each of Messrs. Crandell, Fitzgerald and Minmier meets the definition of independent director for purposes of serving on the Nominating and Corporate Governance Committee under applicable NYSE rules.
The Nominating and Corporate Governance Committee met two times during 2019.
Board and Committee Self Evaluations
The Board annually conducts a self-evaluation to assess and identify opportunities to improve its performance. The Nominating and Corporate Governance Committee oversees the Board’s self-evaluation process.
Director Selection and Nomination Process
The Nominating and Corporate Governance Committee is responsible for establishing criteria for selecting new directors, seeking individuals to become directors when necessary and recommending such individuals to the Board. In seeking candidates for the Board, the Nominating and Corporate Governance Committee considers the entirety of each candidate’s credentials. Currently, the Nominating and Corporate Governance Committee does not require director candidates to possess a specific set of minimum qualifications, as different factors may assume greater or lesser significance at particular times, and the needs of the Board may vary in light of its composition and the Nominating and Corporate Governance Committee’s perceptions about future issues and needs. However, while the Nominating and Corporate Governance Committee does not maintain a formal list of qualifications, in making its evaluation and recommendation of candidates, the Nominating and Corporate Governance Committee may consider, among other factors, diversity (including as to gender and ethnicity), age, skill, experience in the context of the needs of the Board, independence qualifications and whether prospective nominees have relevant business and financial experience, have industry or other specialized expertise and have high moral character.
The Nominating and Corporate Governance Committee may consider candidates for the Board from any reasonable source, including from a search firm engaged by the Nominating and Corporate Governance Committee or stockholder recommendations, provided that the procedures set forth in “About the Annual Meeting—When are stockholder proposals due for next year’s annual meeting?” are followed. The Nominating and Corporate Governance Committee does not intend to alter how it evaluates candidates based on whether the candidate is recommended by a stockholder or not. However, in evaluating a candidate’s relevant business experience, the Nominating and Corporate Governance Committee may consider previous experience as a member of the Board.

Communications with the Board
The Board welcomes communications from our stockholders and other interested parties. Stockholders or interested parties wishing to communicate directly with the Board, any individual director, the Chairman of the Board, any non-management director or the independent directors as a group may do so by writing to them care of Independence Contract Drilling, Inc., 20475 State Highway 249, Suite 300, Houston, Texas 77070, Attn: Corporate Secretary. Stockholders and any other interested parties should mark the envelope containing each communication as “Stockholder Communication with Directors” and clearly identify the intended recipient(s) of the communication. The Corporate Secretary will forward appropriate communications. Any concerns related to accounting, internal accounting controls or auditing matters will be promptly brought to the attention of the Chairman of the Audit Committee as appropriate.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Policies and Procedures for Identifying, Assessing and Approving Related Person Transactions
We maintain a “Related Person Transaction Policy” that provides guidelines for the review and approval of certain transactions, arrangements or relationships involving the Company and any of our directors (or nominees for director), executive officers, stockholders owning more than 5% of the Company and any immediate family members of any such person (“Related Person”). As a general matter, we discourage such “related person transactions” because they present a heightened risk of potential or actual conflicts of interest and may create the appearance that decisions are based on considerations other than the best interest of the Company and its stockholders. Such related person transactions are also subject to our Conflicts of Interest Policy and our Codes of Business Conduct and Ethics, which restrict the ability of our directors, officers and employees to engage in business or conduct or entering into any agreement or arrangement that would give rise to an actual or potential conflict of interest. See “Corporate Governance” above for additional information on each of these governance policies. Each year, we are required to disclose certain transactions between the Company and a Related Person, as well as our policies concerning related person transactions. Our Related Person Transaction Policy is intended to assist us in complying with the disclosure obligations concerning these transactions under applicable SEC rules.
Pursuant to our Related Person Transaction Policy, the Nominating and Corporate Governance Committee is generally required to review the material facts and either approve or disapprove, those related party transactions, in which (1) the aggregate amount involved exceeds, or is expected to exceed, $120,000 in any calendar year and (2) any Related Person has or will have a direct or indirect interest (other than solely as a result of being a director of, or holding less than a 10% beneficial ownership interest in, another entity). Thereafter, on at least an annual basis, the Nominating and Corporate Governance Committee is required to review and assess any ongoing transaction, arrangement or relationship with the Related Person to confirm that such transaction, arrangement or relationship remains appropriate. Any member of the Nominating and Corporate Governance Committee who is a Related Person with respect to the transaction will be recused from the review and approval process.
We annually distribute a questionnaire to our executive officers and directors requesting certain information regarding, among other things, their immediate family members, employment and beneficial ownership interests. This information is then reviewed for any conflicts of interest under the Conflicts of Interest Policy, the Codes of Business Conduct and Ethics and the Related Person Transaction Policy. Additionally, the Nominating & Governance Committee and the Board review any related person transactions involving non-employee directors as part of the annual determination of their independence.
Related Person Transactions
In conjunction with the closing of the Sidewinder Merger on October 1, 2018, we entered into a Term Loan Credit Agreement (the “Term Loan Credit Agreement”) for an initial term loan in an aggregate principal amount of $130.0 million, (the “Term Loan Facility”) and (b) a delayed draw term loan facility in an aggregate principal amount of up to $15.0 million (the “DDTL Facility”, and together with the Term Loan Facility, the “Term Facilities”). The Term Facilities have a maturity date of October 1, 2023, at which time all outstanding principal under the Term Facilities and other obligations become due and payable in full. Proceeds from the Term Loan Facility were used to repay our existing debt and the Sidewinder debt assumed in the Sidewinder Merger, as well as certain transaction costs.
At our election, interest under the Term Loan Facility is determined by reference at our option to either (i) a “base rate” equal to the higher of (a) the federal funds effective rate plus 0.05%, (b) the London Interbank Offered Rate with an interest period of one month (“LIBOR”), plus 1.0%, and (c) the rate of interest as publicly quoted from time to time by the Wall Street Journal as the “prime rate” in the United States; plus an applicable margin of 6.5%, or (ii) a “LIBOR rate” equal to LIBOR with an interest period of one month, plus an applicable margin of 7.5%.
The Term Loan Credit Agreement contains financial covenants, including a liquidity covenant of $10.0 million and a springing fixed charge coverage ratio covenant of 1.00 to 1.00 that is tested when availability under our ABL Credit Facility and our DDTL Facility is below $5.0 million at any time that a DDTL Facility loan is outstanding. The Term Loan Credit Agreement also contains other customary affirmative and negative covenants, including limitations on indebtedness, liens, fundamental changes, asset dispositions, restricted payments, investments and transactions with affiliates. The Term Loan Credit Agreement also provides for customary events of default, including breaches of material covenants, defaults under the ABL Credit Facility or other material agreements for indebtedness, and a change of control.
The obligations under the Term Loan Credit Agreement are secured by a first priority lien on collateral (the “Term Priority Collateral”) other than accounts receivable, deposit accounts and other related collateral pledged as first priority collateral (“Priority Collateral”) under the ABL Credit Facility (defined below) and a second priority lien on such Priority Collateral, and are unconditionally guaranteed by all of our current and future direct and indirect subsidiaries. MSD PCOF Partners IV, LLC (an affiliate of MSD Partners) is the lender of our $130.0 million Term Loan Facility. As of March 31, 2020, there was $130.0 million outstanding of principal outstanding under the Term Loan Facility and from January 1, 2019 through March 31, 2020, we have paid or accrued $19.4 million of interest payments. Adam Piekarski, a director on our Board, is a principal at MSD Partners.
In conjunction with the Sidewinder Merger, we also entered into the Sidewinder Stockholders’ Agreement with the Sidewinder Members, including the MSD Parties.
Except as described above, since January 1, 2019, we have not entered into any transactions with related persons requiring disclosure under Item 404 of Regulation S-K.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
No member of our Compensation Committee has served as an officer or employee of the Company. None of the members of the Compensation Committee has had any substantial business dealings with the Company. None of our executive officers are now, or at any time has been, a member of the compensation committee or board of directors of another entity, one of whose executive officers has been a member of the Compensation Committee.

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION
Introduction
The Board of Directors is providing stockholders with an advisory vote on executive compensation pursuant to the Dodd-Frank Wall Street Consumer Protection Act and Section 14A of the Securities Exchange Act of 1934, as amended. This advisory vote, commonly known as a “say-on-pay” vote, is a non-binding vote on the compensation paid to our named executive officers as set forth in the “Executive Compensation” section of this Proxy Statement beginning on page 43.

Our executive compensation program is generally designed to attract, retain, motivate and reward highly qualified and talented executive officers. The underlying core principles of our executive compensation program are to:

•	Align the interests of our executives with those of our stockholders;

•	Integrate compensation with our business plans and strategic goals;

•	Link amount of compensation to both company and individual performance goals; and

•	Provide fair and competitive compensation opportunities that attract and retain executives.
The “Compensation Discussion and Analysis (CD&A)” section of this Proxy Statement, which begins on page 29, describes our executive compensation program and the executive compensation decisions made by the Compensation Committee and Board of Directors for fiscal 2019 in more detail. Important considerations include:

•
A significant portion of the compensation paid or awarded to our named executive officers in fiscal 2019 was “performance-based” or “at-risk” compensation that is tied directly to the achievement of financial and other performance goals or long-term stock price performance. As our stock price declined during this period, the effective compensation of our named executive officers had a material direct correlation with returns of our stockholders.

•
Equity-based compensation granted to our named executive officers was in the form of restricted stock units and performance restricted stock units and aligns the long-term interests of our executives with the long-term interests of our stockholders.

•	Our executive officers receive only modest perquisites and have modest severance and change-in-control arrangements.

•	We have adopted a clawback policy.

•	We do not provide any tax “gross-up” payments.

•
In response to deteriorating market conditions caused by the COVID-9 pandemic, we have reduced 2020 cash compensation for our CEO by 55% compared to target compensation levels and by between 45% and 50% for our other named executive officers.

We believe that our executive compensation program and related decisions link pay to performance. For example, 80% of our Chief Executive Officer’s compensation is tied to performance and stock-based compensation, and over the past five years, as a result of weak market conditions during this period of time, our Chief Executive Officer’s realized pay was only 69% of target compensation during this period and only 39% of target compensation in fiscal 2019. Accordingly, the Board of Directors recommends that our stockholders vote in favor of the say-on-pay vote as set forth in the following resolution:

RESOLVED, that our stockholders approve, on an advisory basis, the compensation paid to our named executive officers, as disclosed in this Proxy Statement.

Stockholders are not ultimately voting to approve or disapprove the recommendation of the Board of Directors. As this is an advisory vote, the outcome of the vote is not binding on us with respect to future executive compensation decisions, including those relating to our named executive officers, or otherwise. The Compensation Committee and Board of Directors expect to take into account the outcome of this advisory vote when considering future executive compensation decisions.

Pursuant to Proposal Three-Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation, and assuming our stockholders agree with the Board’s recommendation for an annual say-on-pay vote, the next say-on-pay vote is anticipated to occur at our 2021 Annual Meeting of Stockholders.

THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, THE COMPENSATION
PAID TO OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT

PROPOSAL 3: ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION
Background

The Board of Directors is providing our stockholders with an advisory vote on the frequency of future advisory votes on executive compensation, or say-on-pay votes, such as that provided for in Proposal Two-Advisory Vote on Executive Compensation. This non-binding advisory vote is required to be conducted every six years under Section 14A of the Securities Exchange Act of 1934, as amended, pursuant to the Dodd-Frank Act. The next required advisory vote on the frequency of future stockholder advisory votes on executive compensation will occur no later than the 2026 Annual Meeting of Stockholders.

Stockholders may indicate whether they prefer that we hold a say-on-pay vote every one year, two years, or three years, or they may abstain from this vote.

Reasons for an Annual Say-on-Pay Vote Recommendation

After careful consideration, the Board of Directors, upon recommendation of the Compensation Committee, has determined that holding a say-on-pay vote on an annual basis continues to be the best approach for the Company and our stockholders and recommends that stockholders vote for future advisory votes on executive compensation to occur every one year. While our executive compensation program is designed to promote a long-term connection between pay and performance, the Board of Directors recognizes that executive compensation decisions are made annually and that an annual say-on-pay vote:

•	Aligns with our annual review of core elements of our executive compensation program;

•	Allows stockholders to provide timely, direct input on our executive compensation philosophy, policies, and practices as disclosed in our proxy statement each year; and

•	Is consistent with our practice of seeking input and engaging in dialogue with our stockholders on corporate governance matters and our executive compensation philosophy, policies and practices.
Stockholders are not voting to approve or disapprove the Board of Directors’ recommendation. Instead, stockholders may indicate their preference regarding the frequency of future say-on-pay votes by selecting every one year, two years or three years. Stockholders that do not have a preference regarding the frequency of future say-on-pay votes may abstain from voting on the proposal.

The option of every one year, two years or three years that receives the highest number of votes cast by our stockholders will reflect the frequency for future say-on-pay votes that has been selected by our stockholders. As this is an advisory vote, the outcome of the vote is not binding on us, and the Compensation Committee and the Board of Directors may decide that it is in the best interests of the Company and our stockholders to hold a say-on-pay vote more or less frequently than the preference receiving the highest number of votes of our stockholders. However, the Compensation Committee and the Board of Directors value the opinions expressed by our stockholders in their vote on this proposal and expect to take into account the outcome of this vote when considering the frequency of future advisory votes on executive compensation.

THE BOARD RECOMMENDS A VOTE “FOR” A FREQUENCY OF “ONE YEAR” ON AN ADVISORY BASIS, FOR
FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION, OR SAY-ON-PAY VOTES

PROPOSAL 4: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

Information Regarding our Independent Auditors
The Audit Committee of the Board has reappointed BDO USA, LLP (“BDO”) as independent auditors for 2020. Stockholders are being asked to vote upon the ratification of the appointment. Representatives of BDO will attend the Annual Meeting, where they will be available to respond to appropriate questions and have the opportunity to make a statement if they desire.
Vote Required for Approval
The proposal to ratify the appointment of BDO as independent auditors will require approval of a majority of the votes cast at the Annual Meeting, in accordance with Section 1.7 of the Company’s Bylaws. In accordance with NYSE rules, a proposal to ratify independent auditors is considered to be a “discretionary” item. This means that brokerage firms may vote in their discretion on this matter on behalf of beneficial owners who have not furnished voting instructions within the time period specified in the voting instructions submitted by such brokerage firms. Abstentions will not be counted in votes cast and therefore will not have any effect on the proposal. Your shares will be voted as you specify on your proxy. If your properly executed proxy does not specify how you want your shares voted, we will vote them for the ratification of the appointment of BDO as independent auditors.

THE BOARD RECOMMENDS A VOTE “FOR” THE
PROPOSAL TO RATIFY THE APPOINTMENT OF BDO

Audit and Other Fee Information
Set forth below is a summary of certain fees paid to BDO for services related to each of the fiscal years ended December 31, 2019 and 2018.

	Year Ended December 31,
	2019	2018
Audit Fees(1)	$629,918	$521,700
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total	$629,918	$521,700

____________

(1)
“Audit Fees” consisted of amounts incurred for services performed in association with the annual audit of our consolidated financial statements and internal control over financial reporting and the review of financial statements included in our quarterly reports on Form 10-Q, the filing of our registration statements, the filing of our annual proxy statement and S-3 shelf registration statement in connection with the Sidewinder Merger and other services normally provided by the Company’s independent registered public accounting firm in connection with regulatory filings for the fiscal years shown.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services
The charter of the Audit Committee requires that the Audit Committee pre-approve all audit services and, subject to any applicable exceptions, any permissible non-audit services to be performed for the Company by BDO. The Audit Committee may delegate this authority to one or more members of the Audit Committee and such delegate(s) must present their pre-approval decisions to the Audit Committee at its next meeting. The charter of the Audit Committee also requires that the Audit Committee confirm that BDO is not engaged to perform any of the non-audit services set forth in an exhibit to the Audit Committee charter. The Audit Committee pre-approved 100% of the services described above opposite the caption “Audit Fees.” No fees were incurred or paid to BDO for “Audit-Related Fees”, “Tax Fees” and “Other Fees.”

REPORT OF THE AUDIT COMMITTEE
The information contained in this Audit Committee Report and references in this Proxy Statement to the independence of the Audit Committee members shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates such information by reference in such filing.
The Audit Committee’s role in the Company’s corporate governance is summarized under the caption “Information About the Board and its Committees — Committees of The Board” beginning on page 13 of this Proxy Statement. The Audit Committee’s role with respect to the Company’s financial reporting process is set out in this report.
The Board of Directors appointed the undersigned directors as members of the Audit Committee and adopted a written charter setting forth the procedures and responsibilities of the committee. Each year, the Audit Committee reviews the charter and reports to the Board of Directors on its adequacy in light of applicable NYSE rules. In addition, the Company furnishes an annual written affirmation to the NYSE relating to Audit Committee membership, the independence and financial management expertise of the Audit Committee and the adequacy of the committee charter.
The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm retained to audit the Company’s financial statements. The Audit Committee has appointed BDO USA, LLP as the Company’s independent registered public accounting firm for fiscal year 2020 (and the Audit Committee is seeking ratification by the Company’s stockholders for this appointment at this Annual Meeting).
During the last year, and earlier this year in preparation for the filing with the SEC of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 (the “10-K”), the Audit Committee:

•	reviewed and discussed the audited financial statements with management and the Company’s independent auditors;

•	reviewed the overall scope and plans for the audit and the results of the independent auditors' audit;

•
met with management periodically during the year to consider the adequacy of the Company’s internal controls and the quality of its financial reporting and discussed these matters with the Company’s independent auditor and with appropriate Company financial and compliance personnel;

•
discussed with the Company’s senior management and the Company’s internal auditor the process used for the Company’s Chief Executive Officer and Chief Financial Officer to make the certifications required by the SEC and the Sarbanes-Oxley Act of 2002 in connection with the 10-K and other periodic filings with the SEC;

•
reviewed and discussed with the independent auditor (1) their judgments as to the quality (and not just the acceptability) of the Company’s accounting policies, (2) the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, (3) the independent auditor’s independence, and (4) the matters required to be discussed with the Audit Committee under the Public Company Accounting Oversight Board applicable Auditing Standard 1301, “Communications with Audit Committees”; and

•
based on these reviews and discussions, as well as private discussions conducted in executive sessions without management present with the independent auditors and the Company’s internal auditors, recommended to the Board of Directors the inclusion of the audited financial statements of the Company in the 10-K.

Notwithstanding the foregoing actions and the responsibilities set forth in the Audit Committee charter, the charter clarifies that it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and in accordance with generally accepted accounting principles. Management is responsible for the Company’s financial reporting process including its system of internal controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States. The independent registered public accounting firm is responsible for expressing an opinion on those financial statements. Audit Committee members are not employees of the Company and are not required to be accountants or auditors by profession. Therefore, the committee has relied on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States, that the Company’s internal controls over financial reporting were effective as of December 31, 2019 and on the representations of the independent registered public accounting firm included in their report on the Company’s financial statements.
The Audit Committee held four meetings in 2019 and met regularly with management and the independent and internal auditors, including private discussions conducted with the independent auditors and the Company’s internal auditors and received the communications described above. The Audit Committee has also established procedures for (1) the receipt, retention, investigation and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (2) the confidential, anonymous submission by the Company’s employees of concerns regarding questionable accounting or auditing matters. However, this oversight does not provide us with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, our considerations and discussions with management and the independent auditors and internal auditors do not assure that the Company’s financial statements are presented in accordance with generally accepted accounting principles or that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards.
Respectfully submitted by the Audit Committee of the Board of Directors of Independence Contract Drilling, Inc.
Matthew D. Fitzgerald (Chairman)
Thomas R. Bates, Jr.
Daniel F. McNease

STOCK OWNERSHIP INFORMATION
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires our directors, executive officers and persons who beneficially own more than 10% of our outstanding common stock to file initial reports of ownership and changes in ownership of common stock with the Securities and Exchange Commission. Reporting persons are required by the Securities and Exchange Commission to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of reports we received and the written representations from our directors and officers, we believe that all filings required to be made under Section 16(a) were timely made for the fiscal year ended December 31, 2019.
Securities Authorized for Issuance Under Our Equity Compensation Plan
The following sets forth certain information regarding our equity compensation plan as of December 31, 2019.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in Column (A))
Plan Category	(A)	(B)	(C)
Equity compensation plans approved by security holders(1)	33,458	$254.80	—
Equity compensation plans not approved by security holders	—	—	—
Total	33,458	$254.80	—
____________

(1)
Represents our 2012 Omnibus Plan. For additional information, see “Executive Compensation—2012 and 2019 Omnibus Plan.” Pursuant to the terms of the adoption of the 2019 Omnibus Plan, no further grants will be made under the 2012 Omnibus Plan.”

Security Ownership of Certain Beneficial Owners and Management
The following table sets forth information, as of April 15, 2020, for: (1) each person known by us to beneficially own more than 5% of our common stock; (2) each of our directors and director nominees; (3) each of our NEOs, as such term is defined by the SEC (“NEOs”); and (4) all directors and executive officers as a group.
Footnote 1 to the following table provides a brief explanation of what is meant by the term “beneficial ownership.” The number of shares beneficially owned, the shares acquirable within 60 days and the percentages of beneficial ownership are based on 3,809,548 shares of common stock outstanding as of April 15, 2020, the number of shares owned on April 15, 2020 and the number of shares acquirable within 60 days of April 15, 2020 by the named person assuming no other person exercised options, with the exception of the amounts reported in filings on Schedule 13G or 13D, which amounts are based on holdings as of December 31, 2019, or as otherwise disclosed in such filings or the footnotes below.

To our knowledge and except as indicated in the footnotes to this table and subject to applicable community property laws, the persons named in this table have the sole voting power with respect to all shares of common stock listed as beneficially owned by them. Share ownership included in the table reflects adjustment for the 1-for-20 reverse stock split that occurred effective March 12, 2020.

Name and Address of Beneficial Owners(1)(2)	Shares Beneficially Owned (3)	Shares Acquirable within 60 days (4)	Total	Percent of Common Stock Beneficially Owned
5% Stockholders:
MSD Capital, L.P.(5)	223,590	—	223,590	5.9%
MSD Partners, L.P.(6)	937,356	—	937,356	24.6%
Anthem, Inc.(7)	200,361	—	200,361	5.3%
Birch Grove Capital LP(8)	212,333	—	212,333	5.6%

Directors and Named Executive Officers:
Thomas R. Bates, Jr.(9)	12,984	—	12,984	0.3%
J. Anthony Gallegos, Jr.(10)	26,576	—	26,576	0.7%
James D. Crandell(11)	3,660	—	3,660	0.1%
Matthew D. Fitzgerald(12)	4,558	—	4,558	0.1%
Daniel F. McNease(13)	5,282	—	5,282	0.1%
James G. Minmier(14)	4,281	—	4,281	0.1%
Adam J. Piekarski(15)	—	—	—	—%
Philip A. Choyce(16)	31,894	7,850	39,744	1.0%
Philip A. Dalrymple(17)	10,355	—	10,355	0.3%
Travis G. Fitts, Jr.	8,492	—	8,492	0.2%
Christopher K. Menefee	18,725	2,943	21,668	0.6%

All Directors and Executive Officers as a Group (11 persons):(18)	109,750	9,812	119,562	3.1%
____________
*    Less than 1%.

(1)
“Beneficial ownership” is a term broadly defined by the SEC in Rule 13d-3 under the Exchange Act and includes more than the typical forms of stock ownership, that is, stock held in the person’s name. The term also includes what is referred to as “indirect ownership” meaning ownership of shares as to which a person has or shares investment or voting power, or a person who, through a trust or proxy, prevents the person from having beneficial ownership.

(2)
The address for each Named Executive Officer and director set forth in the table, unless otherwise indicated, is c/o Independence Contract Drilling, Inc., 20475 State Highway 249, Suite 300, Houston, Texas 77070.

(3)
Amounts shown include common stock and restricted stock awards beneficially owned as of April 15, 2020, except for the amounts reported in filings on Schedule 13G or 13D, which amounts are based on holdings as of December 31, 2019, or as otherwise disclosed in such filings. Unvested restricted stock units that have been granted have been excluded from this figure but have been summarized in the footnotes to this table.

(4)
Reflects the number of shares that could be purchased upon the exercise of options, warrants or other right of conversion held by the named person as of April 15, 2020 or within 60 days of April 15, 2020.

(5)
As reported on Schedule 13D as of October 1, 2018, as filed by MSD Capital, L.P. with the SEC on October 3, 2018. MSD Energy Investments, L.P. is the record and direct beneficial owner of the shares. MSD Capital, L.P. is the general partner of, and may be deemed to beneficially own securities beneficially owned by MSD Energy Investments, L.P. MSD Capital Management, LLC is the general partner of, and may be deemed to beneficially own securities beneficially owned by, MSD Capital, L.P. Each of Glenn R. Fuhrman, John C. Phelan and Marc R. Lisker is a manager of, and may be deemed to beneficially own securities beneficially owned by MSD Capital Management, LLC. Michael S. Dell is the controlling member of MSD Capital Management, LLC and may be deemed to beneficially own securities beneficially owned by MSD Capital Management, LLC. MSD Capital’s address is 645 Fifth Avenue, 21st Floor, New York, New York 10022.

(6)
As reported on Schedule 13D as of October 1, 2018, as filed by MSD Partners, L.P. with the SEC on October 3, 2018 and based upon Form 4 filed with the SEC on March 26, 2019. MSD Credit Opportunity Master Fund, L.P. is the record and direct beneficial owner of the shares. MSD Partners, L.P. is the manager of, and may be deemed to beneficially own securities beneficially owned by, MSD Credit Opportunity Master Fund, L.P. MSD Partners (GP), LLC is the general partner of, and may be deemed to beneficially own securities beneficially owned by, MSD Partners, L.P. Each of Glenn R. Fuhrman, John C. Phelan and Marc R. Lisker is a manager of, and may be deemed to beneficially own securities beneficially owned by, MSD Partners (GP), LLC. MSD Partner's address is 645 Fifth Avenue, 21st Floor, New York, New York 10022.

(7)	As reported on Amendment to Schedule 13G as filed with the SEC on February 14, 2020. Anthem's address is 220 Virginia Avenue, Indianapolis, Indiana 46204.

(8)
As reported on Amendment to Schedule 13G as of December 31, 2019, as filed by Birch Grove Capital, LP with the SEC on February 5, 2020. Birch Grove Capital LP (“Birch Grove”) is a registered investment advisor that serves as the investment manager for Birch Grove Credit Strategies Master Fund LP (the “Master Fund”) and other managed accounts. BGCSMF-01 LLC is a Delaware limited liability company that owns the shares on behalf of the Master Fund. BGCSMF-01 LLC owns 208,510 shares in the Company representing 5.6% of our outstanding common stock. Birch Grove Capital Management LLC (“Birch Grove Capital Management”) is the general partner of Birch Grove. Birch Grove Advisors LLC is the general partner of the Master Fund, and Jonathan I. Berger, manager of Birch Grove Advisors LLC and Birch Grove Capital Management, is the natural person who may be deemed to have voting, investment and/or dispositive power with respect to the equity securities listed in the preceding table held by Birch Grove. Birch Grove's address is 660 Madison Avenue, 15th Floor, New York, New York 10065.

(9)	Excludes 2,564 shares underlying restricted stock units that will not vest until February 10, 2021.
(10) Includes 19,756 shares of restricted stock that vest ratably in 1/3 increments on each of December 26, 2021, December 26, 2022 and December 26, 2023. Excludes (i) 7,860 shares of common stock underlying restricted stock units that vest ratably in 1/2 increments on October 1, 2020 and October 1, 2021; (ii) 6,834 shares of common stock underlying restricted stock units that vest ratably in 1/2 increments on February 27, 2021 and February 27, 2022; (iii) 22,128 shares of common stock underlying restricted stock units that vest ratably in 1/3 increments on February 10, 2021, February 10, 2022 and February 10, 2023 (iv) 10,250 shares underlying performance restricted stock units that will not vest until February 27, 2022 based upon achievement of certain performance measures; and (v) 11,064 shares underlying performance restricted stock units that will not vest until February 10, 2023 based upon achievement of certain performance measures.

(11)	Excludes 2,564 shares underlying restricted stock units that will not vest until February 10, 2021.
(12) Excludes 2,564 shares underlying restricted stock units that will not vest until February 10, 2021.
(13) Excludes 2,564 shares underlying restricted stock units that will not vest until February 10, 2021.
(14) Excludes (i) 2,564 shares underlying restricted stock units that will not vest until February 10, 2021 and (ii) 708 shares underlying restricted stock units that vest ratably on October 1, 2020 and October 1, 2021.
(15) Mr. Piekarski is a principal with MSD Capital Partners L.P. He disclaims any beneficial ownership of any shares deemed to be beneficially owned by MSD Capital Partners L.P.

(16)
Shares acquirable within 60 days include options to purchase 13,083 shares of common stock that are exercisable within 60 days of April 15, 2020. Includes 12,195 shares of restricted stock that vest ratably in 1/3 increments on each of December 26, 2021, December 26, 2022 and December 26, 2023. Excludes (i) 2,526 shares of common stock underlying restricted stock units that vest ratably in 1/2 increments on February 27, 2021 and February 27, 2022; (iii) 8,228 shares of common stock underlying restricted stock units that vest ratably in 1/3 increments on February 10, 2021, February 10, 2022 and February 10, 2023 (iv) 3,793 shares underlying performance restricted stock units that will not vest until February 27, 2022 based upon achievement of certain performance measure; and (v) 4,114 shares underlying performance restricted stock units that will not vest until February 10, 2023 based upon achievement of certain performance measures..

(17) Includes 6,097 shares of restricted stock that vest ratably in 1/3 increments on each of December 26, 2021, December 26, 2022 and December 26, 2023. Excludes (i) 1,514 shares of common stock underlying restricted stock units that vest ratably in 1/2 increments on February 27, 2021 and February 27, 2022; (iii) 3,820 shares of common stock underlying restricted stock units that vest ratably in 1/3 increments on February 10, 2021, February 10, 2022 and February 10, 2023 (iv) 2,271 shares underlying performance restricted stock units that will not vest until February 27, 2022 based upon achievement of certain performance measure; and (v) 1,910 shares underlying performance restricted stock units that will not vest until February 10, 2023 based upon achievement of certain performance measures.

(18)	Shares acquirable within 60 days include options to purchase 15,046 shares of common stock that are exercisable within 60 days of April 15, 2020.

EXECUTIVE OFFICERS
Our executive officers serve at the discretion of the Board. The following table sets forth certain information as of the date of this Proxy Statement regarding our executive officers:

Name	Age	Position
J. Anthony Gallegos, Jr.	50	President and Chief Executive Officer
Philip A. Choyce	53	Executive Vice President and Chief Financial Officer
Philip A. Dalrymple	40	Vice President - Operations
Michael J. Harwell	51	Vice President - Finance and Chief Accounting Officer
Scott A. Keller	40	Vice President - Sales and Marketing
There are no family relationships among any of our directors and executive officers.
The following biographies describe the business experience of our executive officers.
J. Anthony Gallegos, Jr., Director, President and Chief Executive Officer. See Mr. Gallegos’ biography included on page 9 of this Proxy Statement.
Philip A. Choyce, Executive Vice President and Chief Financial Officer. Mr. Choyce is one of our original founders and has served as our Executive Vice President and Chief Financial Officer since August 2016, as our Senior Vice President and Chief Financial Officer from March 2012 to August 2016, and as our Senior Vice President and General Counsel from November 2011 until March 2012. From 2009 until 2011, Mr. Choyce was the owner of The Choyce Firm, which provided legal services to domestic and international oil and gas services companies. Mr. Choyce served as the Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer of Grant Prideco, Inc., one of the world’s largest suppliers of drill pipe and drill bits, from its spinoff into a new public company in 2000 until its sale to National Oilwell Varco in 2008. Prior to joining Grant Prideco, Mr. Choyce was a Senior Associate at Fulbright & Jaworski LLP. Mr. Choyce began his career as a certified public accountant at Ernst & Young LLP. Mr. Choyce graduated from Texas A&M University with a B.B.A. in Accounting, and received his law degree from the University of Texas in Austin.
Philip A. Dalrymple, Vice President - Operations. Mr. Dalrymple has served as our Vice President - Operations since November 2019, our Vice President - Operations - East from October 2018 through October 2019, and as our Vice President - Operations from August 2016 until October 2018. Mr. Dalrymple joined us in January 2013, serving in increasing roles of responsibility, including Drilling Superintendent from January 2013 until October 2013 and Operations Manager from November 2013 until his promotion to Vice President - Operations in August 2016. Prior to joining us, Mr. Dalrymple was employed at Rowan Companies, most recently as lead project engineer overseeing construction of offshore drilling rigs from 2010 until 2013. From 2000 until 2010, Mr. Dalrymple served in increasing roles of responsibility in Rowan’s drilling operations, including rig manager and safety specialist. Mr. Dalrymple earned a B.S. in Mechanical Engineering Technologies from Texas A&M University - College Station.
Michael J. Harwell, Vice President - Finance and Chief Accounting Officer. Mr. Harwell has served as our Vice President - Finance and Chief Accounting Officer since August 2012. Prior to joining us, Mr. Harwell served from 2005 to 2012 as the Vice President and Corporate Controller for Landry’s, Inc. (“Landry’s”), a restaurant, gaming and entertainment company. Prior to joining Landry’s, Mr. Harwell served as Vice President and Corporate Controller for NetVersant Solutions, Inc., a Houston based start-up company specializing in high-end network infrastructure projects. Mr. Harwell also held various positions with Nabors Industries, Ltd., a publicly traded drilling contractor, the most recent of which was Corporate Controller. After graduating from Texas A&M University with a B.B.A. in Accounting, Mr. Harwell, a certified public accountant, joined Ernst & Young LLP and remained with the accounting firm until 1994.
Scott A. Keller, Vice President - Sales and Marketing. Mr. Keller has served as our Vice President, Sales and Marketing since October 2018. Prior to joining us, Mr. Keller served as Vice President of Marketing at Sidewinder. Mr. Keller joined Sidewinder in 2012 as Marketing Manager and was promoted to Director of Marketing of Sidewinder in 2014. In September 2017, Mr. Keller was promoted to Vice President Marketing of Sidewinder. Prior to joining Sidewinder, Mr. Keller held the position of International Business Development Manager for Allis Chalmers Energy from March 2007 to November 2011.

COMPENSATION DISCUSSION AND ANALYSIS (CD&A)
This Compensation Discussion and Analysis (“CD&A”) is designed to provide you with a better understanding of our compensation philosophy and how our Compensation Committee makes decisions regarding compensation for our executive officers named in the Summary Compensation Table on page 43 of this Proxy Statement.
Company Overview
We are a United States-based land contract driller, geographically focused in our target markets of Texas and its contiguous states. Our operations were dramatically impacted by the significant and prolonged industry downturn that began in late 2014 and continued throughout 2015 and 2016, with a modest recovery beginning in 2017 and continuing through most of 2019. During this period, the United States land rig count fell to a low of 404 in May 2016 and slowly recovered to a high of 1,083 rigs in 2018. Rig counts again began to fall in 2019 ending the year at 805 rigs.
The following chart summarizes the Company’s operating revenues and adjusted EBITDA compared to the overall United States land-based average rig count during fiscal 2015 through fiscal 2019.
Recent Compensation Changes in Response to COVID-19 Pandemic
Most recently, the worldwide demand for oil has been severely impacted by the COVID-19 pandemic driven by collective worldwide efforts to combat the spread of the virus with massive restrictions and changes on how individuals and businesses interact. Although recent actions by OPEC+ to reduce worldwide oil production may alleviate some impact from the COVID-19 virus, our business has been adversely impacted and we expect it to continue to be adversely affected until worldwide demand and supply for oil become more balanced. For example, between February 14, 2020 and April 17, 2020, the U.S. land rig count fell 33% from 790 rigs to 529 rigs and additional significant declines are expected. At this time, we are unable to predict when, or if, the US land rig count will return to pre-COVID-19 levels.
As a result of the accelerating deterioration in our business and industry uncertainty, we have taken several actions that impact executive compensation. These actions include reducing the number of senior executive positions by two, suspending cash incentive compensation programs until market conditions improve and reducing senior executive salaries. For our Chief Executive Officer, J. Anthony Gallegos, Jr., this results in a greater than 50% reduction in cash compensation compared to his target cash compensation for 2020 originally approved by the Compensation Committee. For the Company’s other named executive officers, reductions in cash compensation will constitute reductions between 45% and 50% compared to target cash compensation for 2020.

Influence of Say-on-Pay Results on Executive Compensation Decisions
Previously, we have been classified as an emerging growth company, and have not included “say-on-pay” votes as an agenda item at prior annual meetings since becoming a publicly traded company. Although each of our Compensation Committee members received affirmative votes from greater than 95% of the shares voted at the 2019 Annual Meeting of Stockholders, in reviewing our compensation program for 2019 and 2020, we actively consider growing sentiments among our stockholder base for compensation more directly aligned with financial returns as well as concerns identified by proxy advisory firms. We believe the following actions taken by us address many of these concerns and priorities:

•
Peer Group. We continually review our peer group to remove companies that would be outsized or no longer appropriate for inclusion based upon a change in status. For our Compensation Peer Group utilized in making 2019 compensation decisions, the Company estimates that its 2019 revenues ranked 5th out of 14 companies (including the Company) and exceeded the peer group’s 2019 average revenues by approximately 3%.

•
Increased weighting towards objective performance measures. We continue to structure our long-term incentive programs so that 50% of all such awards are performance-based and realized value for all awards are ultimately tied to the value of our common stock. In addition, a significant portion of our executives’ annual cash compensation is tied to pre-determined financial and strategic performance measures.

•
Shift Towards Returns-Based Performance Awards in our Long-Term Incentive Plan. For performance-based awards in 2019 and beyond, actual awards are tied to absolute return on invested capital (“ROIC”) targets and relative total stockholder return (“TSR”) compared to industry peers.

Key Compensation Practices and Policies
We strive to align executive compensation with stockholder interests and to incorporate strong governance standards within our compensation program, including:

•
Focus on performance-based compensation. We have steadily increased our use of performance-based compensation since our initial public offering. Our annual incentive awards are 100% performance based and for 2019 and beyond, 50% of the grant value of our annual long-term incentive awards are performance based.

•	Compensation Committee Independence. 100% of our Compensation Committee members are independent.

•
Minimum Vesting Periods. We have included a minimum vesting period of one year or more under every long-term incentive award granted under our existing incentive plan. Additionally, the 2019 Omnibus Plan expressly provides that all awards must have minimum one-year or more vesting periods, subject to certain de minimis exceptions.

•	Anti-Hedging and Anti-Pledging Policies. Our Insider Trading Policy, which applies to all our employees and directors, prohibits hedging and pledging our securities.

•	Double Trigger Payments Upon Change of Control. All of our executive employment agreements and change of control agreements include double trigger change of control payment conditions.

•
Clawback Policy. In addition to our overall clawback policy, all our stock plans include specific clawback provisions permitting us to recoup annual and long-term incentive compensation in the event of certain financial misstatements or other situations constituting cause.

•	No Excise or Tax Gross Ups. None of our executive compensation plans or agreements permit tax gross-ups.

•	Executive perquisites. We do not provide significant perquisites to our executive officers.

•
Stock Ownership Guidelines for Executive Officers and Directors. We maintain stock ownership guidelines for directors and executive officers. Our Chief Executive Officer is required to maintain stock ownership equal to four times his annual compensation.

•	Engagement of Independent Compensation Consultants. We engaged Pearl Meyer to assist us in measuring and evaluating our director and executive compensation programs.

•	Burn-Rate Analysis. We regularly perform burn rate analysis under our stock plans.

•	Stock Grant Practices. We do not reload, reprice or back-date stock options or grant stock options with an exercise price less than the fair market value on the date of grant.

Realized Pay
A significant amount of our executive compensation program is tied to performance measures, as well as to the value of our stock price. As a result, the actual amount of compensation realized by our executive officers can differ substantially from both a timing and value perspective from the targeted value as well as the value reported in our Summary Compensation Table. Thus, as our industry experienced significant declines in 2015 and 2016 and only modest recoveries in 2017 and 2018, with declines again in 2019, the compensation realized by our executive officers has been well below their target compensation opportunities as set by the Compensation Committee, as well as reported pay in the Summary Compensation Table.
The table below illustrates “realized total compensation” for our Chief Executive Officer in contrast to the original target total compensation opportunity awarded during the past five fiscal years and reported pay in the Summary Compensation Table on page 43 of this Proxy Statement and prior proxy statements. This illustrates the impact of the market downturn and how our executive compensation is aligned with stockholder interests.

				Realized Pay as a %
Fiscal Year	Summary Compensation Table ($)(1)	Target Total Compensation($)(2)	Total Realized Pay($)(3)	Summary Compensation Table	Target Total Compensation
2015	669,089	2,415,000	1,041,909	156%	43%
2016	1,982,403	2,415,000	1,192,194	60%	49%
2017	2,368,797	2,292,000	1,853,742	78%	81%
2018(4)	1,653,340	2,209,000	3,155,494	191%	143%
2019	1,532,435	2,363,000	853,264	56%	36%
Total	8,206,064	11,694,000	8,096,603	99%	69%

(1)	Total compensation for our Chief Executive Officer, from 2015 through 2019, as reported on our Summary Compensation Table in this Proxy Statement, as well as proxy statements for prior years.

(2)	Total target compensation for our Chief Executive Officer determined by our Compensation Committee based upon data prepared by our independent compensation consultant, Pearl Meyer.

(3)
Calculated as actual salary and bonus/annual incentive paid, plus the value of all stock vesting during the applicable fiscal year for our Chief Executive Officer. Restricted stock and performance award vesting was valued at the fair market value of our common stock on the date of vesting.

(4)
Total realized pay includes $2,193,226 of compensation relating to the acceleration of vesting of stock awards in connection with the Sidewinder Merger and our former CEO’s termination of employment upon closing of the transaction. Excludes $3,480,000 of cash severance payable to our former CEO pursuant to the terms of his employment contract, including in connection with a three-year non-competition agreement.

Burn-Rate Analysis
We periodically perform burn-rate analysis on our stock grants to measure our burn-rate compared to industry standards such as those maintained by Institutional Shareholder Services. The following charts summarizes burn-rate information over the past three fiscal years and is derived directly from information contained in Note 11 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2019, a copy of which is being sent to stockholders along with this Proxy Statement.
On March 11, 2020, the Company completed a 1-for-20 reverse stock split, and amounts included in this table and derived from our Annual Report on Form 10-K for the year ended December 31, 2019, have been adjusted to reflect this reverse stock split.

Time Period	Performance Units Vesting	Full Value RS/RSUs Issued(1)	Total Adjusted Awards(2)	Weighted Average Shares Outstanding	Burn-Rate
Fiscal 2017	4,038	24,493	42,797	1,888,100	2.27%
Fiscal 2018	8,147	57,692	98,759	2,379,000	4.15%
Fiscal 2019	—	28,250	42,375	3,773,500	1.12%
			Three Year Average Burn-Rate		2.29%

(1)
Represents restricted stock units and restricted stock shares issued during applicable fiscal years. Excludes 20,480 restricted stock units and 32,332 restricted stock shares issued to former Sidewinder executive officers relating to their becoming officers of us following the Sidewinder Merger and termination of prior employment agreements.

(2)	Value of performance shares vesting and full value restricted stock and restricted stock unit awards granted applying the ISS assigned premium of 1.5x to full value awards granted.
Determining Total Target Compensation
Our executive compensation program is highly variable, and performance based. The primary components of our executive program are base salary and annual and long-term incentives. Consistent with this approach, our program features nominal levels of fixed compensation in the form of base salary for our executive officers named in our Summary Compensation Table on page 43 of this Proxy Statement (our “NEOs”), while annual and long-term incentives comprised approximately 80% of our Chief Executive Officer’s target compensation and 67% of our other NEOs. Our program is also heavily weighted towards variability of our stock price with the ultimate value of the long-term incentives (consisting of restricted stock units and performance stock units) depending on our stock price.
At the Compensation Committee’s request, Pearl Meyer conducts an annual executive compensation review to benchmark the Company’s executive compensation relative to our Compensation Peer Group (defined below) with supplemental data from published market surveys. The Compensation Committee uses this report to evaluate whether the executive compensation levels, including base salary and actual incentive payouts, are within industry norms and the Company’s stated strategy.
Pearl Meyer supplements data from the Compensation Peer Group with broad-based compensation survey data to develop a comprehensive view of the competitive market data. We believe using survey data is an important element of our compensation evaluation. Compensation survey data includes companies from the broader energy industry that influence the competitive market for executive talent. In addition, the survey data also includes data from companies that are comparable to us in terms of size and scale.
When making total compensation decisions for our NEOs, we seek to set target compensation at the median level compared to analysis performed by Pearl Meyer.

The following charts illustrate the 2019 target mix of target compensation elements for our Chief Executive Officer and other NEOs. Half of the long-term incentives granted to the NEOs are delivered using performance-based restricted stock units:
How We Make Executive Compensation Decisions
Compensation Committee
Our Compensation Committee determines our overall compensation philosophy, sets the compensation of our Chief Executive Officer and approves the compensation of our NEOs and other executive officers. In making compensation decisions, the Compensation Committee considers a variety of factors, including without limitation, our financial results, our strategic goals and accomplishments, the performance potential of our Chief Executive Officer and other executive officers, peer group compensation, survey data, overall compensation paid in prior years, the retention value of long-term compensation plans and the recommendations of our Chief Executive Officer.  The Compensation Committee has the authority to retain compensation consultants, outside counsel or other advisors to assist the Compensation Committee in the discharge of its duties.
Chief Executive Officer
Our Chief Executive Officer recommends the compensation of our executive officers, other than himself. Each year, the Chief Executive Officer makes recommendations to the Compensation Committee regarding salary adjustments, annual incentive compensation program payout multiples and long-term incentive grants to our other executive officers. In formulating his recommendations, the Chief Executive Officer considers various factors, including his subjective analysis of each executive’s performance and contributions to the Company, the performance of business units under his direct supervision (if applicable to the particular officer), experience level, tenure in position, the average base pay level for similar positions and the Company’s overall performance. Although the Compensation Committee considers the Chief Executive Officer’s recommendations with respect to other executive officers, the Compensation Committee makes all final determinations regarding executive compensation, including determining our Chief Executive Officer’s compensation.
Compensation Consultants
The Compensation Committee has engaged Pearl Meyer as its independent executive compensation consultant since July 2014. Pearl Meyer advises the Compensation Committee on executive compensation matters and assists in developing and implementing our executive compensation program. As required by SEC and NYSE rules, the Compensation Committee has assessed the independence of Pearl Meyer and concluded that their work did not raise any conflicts of interest during 2019.
Market Data
Pearl Meyer uses compensation data gathered from our Compensation Peer Group, as well as supplemental data from market surveys to benchmark our executive officer compensation. Our review of this data typically focuses on the main elements of executive officer compensation: base salary, annual incentive cash award opportunity, long-term compensation and total direct compensation. Although we review both target compensation and actual compensation paid, our focus is on target compensation, including the target amount of annual cash award opportunities, as it provides the best indication of competitive compensation levels for our executive officer.

Peer Groups and Benchmarking
The Compensation Committee evaluates the Company’s executive compensation practices and financial performance by reference to two different peer groups as described below. The Performance Peer Group is comprised of US land-based contract drillers and other oilfield service companies that were chosen due to similarity of services provided, operating footprint, business focus, and competitive conditions. The Compensation Peer Group is a group of companies that would be considered peers for executive talent purposes based on a combination of factors, including size and industry. The Compensation Peer Group is similar to the Company in terms of size and scope of operations, although, due to the limited number of companies directly similar in size, we include companies that are both somewhat smaller and larger than the Company. Additionally, we have excluded certain Performance Peer Group companies from the Compensation Peer Group because of dissimilarity in size.
The Compensation Committee annually reviews the companies comprising each peer group and revises each group as it deems appropriate after consultation with Pearl Meyer. For 2019, the Compensation Committee utilized the following peer groups:

Peer Group
Performance	Helmerich & Payne Nabors Industries, Ltd Patterson-UTI, Inc. Precision Drilling, Inc.	Pioneer Energy Services, Inc. Trinidad Drilling, Inc. Superior Energy Services, Inc. RPC, Inc.
Compensation	Akita Drilling Ltd. Enservco Corporation Flotek Industries Geospace Technologies Corporation Gulf Island Fabrication, Inc. Ion Geophysical Corporation	Natural Gas Services Group, Inc. Panhandle Oil and Gas Inc. Parker Drilling, Inc. PHX Energy Services Corp. Pioneer Energy Services Corp. Trinidad Drilling Ltd. Extreme Drilling Corp.
The Compensation Peer Group set forth above had an estimated trailing twelve-month median revenue of $197 million as of December 31, 2019. During 2019, our revenues were $204 million.
Components of Executive Compensation
The main components of our executive compensation program are base salary, our annual incentive compensation program and our long-term incentive program. Overall, the primary emphasis of our executive compensation program is to provide variable, performance-based compensation that is at-risk, with a focus on our long-term performance. As an executive’s level of responsibility increases, a greater portion of total compensation is at-risk, creating the potential for greater variability in the individual’s compensation from year to year.
Base Salary
The primary role of the base salary element of our executive compensation program is to compensate executive officers for the experience, education, personal qualities and other qualifications that are key for their specific role within the Company. In establishing the base salaries for our executive officers, we have historically targeted the median salaries of similarly situated executive officers in the Company’s Compensation Peer Group and strive to set base salaries at consistent levels for positions with similar responsibilities.
The Compensation Committee reviews the salaries of all our executive officers at least annually. Salaries may be adjusted for performance, which may include individual, business unit and/or company-wide performance, expansion of duties and responsibilities and changes in market salary levels.
In considering salary adjustments, the Compensation Committee gives weight to the following factors: (1) corporate performance goals; (2) our Chief Executive Officer’s analysis of the individual’s performance and potential; and (3) our Chief Executive Officer’s specific compensation recommendations (except regarding his own salary). The Compensation Committee does not rely on formulas and considers all of the above factors when evaluating salary adjustments.

No increases in base salary were awarded in 2019 to any of our named NEOs. The following chart sets forth annual base salaries for our NEOs as of December 31, 2019:

Name	Position	Annual Salary($)
J. Anthony Gallegos, Jr.	President & Chief Executive Officer	464,000
Philip A. Choyce	Executive Vice President & Chief Financial Officer	319,000
Philip A. Dalrymple	Vice President - Operations	250,000
Travis G. Fitts, Jr.	Senior Vice President - Human Resources & HS&E	260,000
Christopher K. Menefee	Senior Vice President - Business Development	266,800
During 2019, no changes were made to executive officer salaries, except Mr. Menefee’s annual compensation was adjusted upward from $250,000 to $266,800. This change was made in consideration of the Company no longer providing corporate vehicles to certain employees of the Company.
Annual Incentive Compensation Program

The purpose of our annual incentive compensation program is to reward executive officers for achievement of annual financial and operational objectives. Although the Compensation Committee sets annual incentive target levels that result in median payouts when performance objectives are met, this program provides executive officers with the opportunity to earn higher payments depending on the extent to which these performance objectives are achieved or exceeded.
The following chart summarizes the 2019 potential annual incentive opportunity for each of our NEOs shown as a percentage of base salary:

Name	Below Entry	Target	Over Achievement
J. Anthony Gallegos, Jr.	0%	100%	200%
Philip A. Choyce	0%	80%	160%
Philip A. Dalrymple	0%	50%	100%
Travis G. Fitts, Jr.	0%	60%	120%
Christopher K. Menefee	0%	60%	120%
For performance achievements between the entry, target and over-achievement levels, the actual payout is calculated based upon interpolation.
For 2019, we implemented an annual incentive compensation program tied to the following performance measures:

	2019 Weighting
Name	TRIR (Safety)	Adjusted EBITDA	Utilization Equivalent Rigs	Synergy Realization	MBO Objectives
J. Anthony Gallegos, Jr.	15%	35%	15%	15%	20%
Philip A. Choyce	15%	35%	15%	15%	20%
Philip A. Dalrymple	15%	35%	15%	15%	20%
Travis G. Fitts, Jr.	15%	35%	15%	15%	20%
Christopher K. Menefee	15%	35%	15%	15%	20%
When establishing the performance targets for each criterion in 2019, the Compensation Committee reviewed 2018 performance and the 2019 annual budget approved by the Board of Directors. Based upon this review, the Compensation Committee increased the performance thresholds for Adjusted EBITDA and safety performance metrics, and added an additional metric tied to fleet utilization. The Committee also added a specific metric directly related to timely realization of operating and financial synergies associated with the Company’s merger with Sidewinder Drilling, LLC that occurred during the fourth quarter of 2018. Synergy benchmarks were based upon potential synergy estimates compiled by a third-party consultant retained by the Board of Directors.

The threshold, target and over-achievement performance objectives and actual performance for each corporate objective measure for 2019 is set forth below:

	2019 Criteria
Bonus Criteria	Entry	Target	Over Achievement	Actual Performance

Safety (TRIR)(1)	1.55 100% Industry Average	1.49 90% Industry Average	1.24 80% Industry Average	1.51 Between Entry and Target
Payout (15% Weighting)	Above = 0%	100%	200%	4%
Adjusted EBITDA ($'000s)(2)	$50.2 million	$62.8 million	$75.4 million	$43.4 million Below Entry
Payout (35% Weighting)	Below = 0%	100%	200%	0%
Utilization Equivalent Rigs(3)	27 Rigs	30 Rigs	33 Rigs or Above	25.4 Rigs Below Entry
Payout (15% Weighting)	Below = 0%	100%	200%	0%
Synergy Realization(4)	$9 million	$10 million	$12 million or Above	Greater than $15 million Over Achievement
Payout (15% Weighting)	Above = 0%	100%	200%	200%
____________

(1)
Total Recordable Incidence Rate (“TRIR”). Industry Average is based upon the International Association of Drilling Contractor’s published 2019 Incident Rate for United States Land-Based contract drilling activities.

(2)	Adjusted EBITDA represents EBITDA less stock-based compensation expense, Sidewinder merger expenses, and gain or loss on disposals of assets.

(3)	Equivalent rigs determined by dividing total fleet operating days by 365.

(4)	Represents synergies realized directly related to the Sidewinder merger
The following charts summarize MBO objectives and performance achievement with respect to those objectives for each of our NEOs for fiscal 2019:

Executive	Objective	Performance Achievement
J. Anthony Gallegos, Jr. (Between Target and Over Achievement) 152%	• Finalization of Sidewinder Merger Integration: 6/30/19 Target date (33% weighting)	• Complete by Target date
	• Achieve Sidewinder Merger synergy run rate target by 9/30/19: Entry: $9M, Target: $10M; OA: $12M (33% weighting)	• Complete at OA level
	• Achieve fleetwide technical downtime: Entry: 2.2%; Target: 2.0%, OA: 1.8% (33% weighting)	• Achieved between Target and OA level

Executive	Objective	Performance Achievement
Philip A. Choyce (Between Target and Over Achievement) 130%	• Complete rollout of revised procurement platform: Entry: 7/31/19; Target: 6/30/19; OA: 5/31/19 (20% weighting)	• Complete at OA level
	• Achieve Sidewinder Merger synergy run rate Target by 9/30/19: Entry: $9M, Target: $10M; OA: $12M (30% weighting)	• Complete at OA level
	• Successful migration from EGC and 404(b) attestation by independent auditors (10% weighting)	• Complete at Target level
	• Add one or more investment bank analysis coverage (10% weighting)	• Not achieved
	• Successful roll-out and adoption of post-merger asset management system (20% weighting)	• Complete at Target level
	• Completion of replacement asset tracking systems by 12/31/19 (10% weighting)	• In process at year end. Not achieved

Executive	Objective	Performance Achievement
Philip A. Dalrymple (Between Target and Over Achievement) 120%	• Safety TRIR: Entry: Industry Avg; Target: 90% Industry Average; OA: 80% Industry Average (35% weighting)	• Between Entry and Target
	• Achieve fleetwide technical downtime: entry: 2.2%; target 2.0%, OA 1.8% (20% weighting)	• Achieved between Target and OA level
	• Integration of field level support staff and crews following Sidewinder merger (30% weighting)	• Complete at OA level
	• Complete rollout of revised procurement platform: Entry: 7/31/19; Target: 6/30/19; OA: 5/31/19 (5% weighting)	• Complete at OA level
	• 3rd party drilling optimization agreements in place for beta implantation on at least one operating rig (5% weighting)	• Complete at OA level
	• Successful roll-out and adoption of post-merger asset management system (20% weighting)	• Complete at Target level

Executive	Objective	Performance Achievement
Travis G. Fitts (Between Entry and Target Achievement) 74%	• Safety TRIR: Entry: Industry Avg; Target: 90% Industry Average; OA: 80% Industry Average (50% weighting)	• Achieved between Entry and Target level
	• Achieve 25% reduction in turnover by 4Q’19 compared to YTD average (10% weighting)	• Below Entry level achievement
	• Implement holistic crisis management program (5% weighting)	• In process at year end: No achievement
	• Complete handover of Compensation Committee process from CFO (5% weighting)	• Achieved at Target level
	• Institute complete online onboarding process for new hires (5% weighting)	• Achieved at Target level
	• Implement social media strategy for ICD (15% weighting)	• Achieved at OA level
	• Implement rig move process improvement plan (10% weighting)	• Achieved at OA level

Executive	Objective	Performance Achievement
Christopher K. Menefee (Between Entry and Target Achievement) 70%	• Contractual utilization (equivalent rigs) Entry: 27; Target: 30; OA: 33 rigs (30% weighting)	• Below Entry level achievement
	• Average renewal dayrates greater than $23,000 in 4Q’19	• Below Entry level achievement
	• 300 Series dayrates greater than $25,000 per day (10% weighting)	• Below Entry level achievement
	• Addition of one new “major” customer (15% weighting)	• Below Entry level achievement
	• 3rd party drilling optimization agreements in place for beta implantation on at least one operating rig (35% weighting)	• Achieved at OA level: Three systems in place
Payouts to Messrs. Gallegos, Choyce, and Menefee under our annual incentive compensation program in 2019 were as follows:

Name	Safety (TRIR) Metric($)	Adjusted EBITDA($)	Utilization Equivalent Rigs	Synergies($)	MBO($)	Total Annual Incentive Payment($)
J. Anthony Gallegos, Jr.	18,600	—	—	139,500	141,360	299,460
Philip A. Choyce	10,208	—	—	76,560	66,352	153,120
Philip A. Dalrymple	5,000	—	—	37,500	30,000	72,500
Travis G. Fitts, Jr.	6,240	—	—	46,800	23,088	76,128
Christopher K. Menefee	6,403	—	—	48,024	22,411	76,838

Long-Term Incentives
The purpose of our long-term incentive program is to focus executive officers on long-term Company goals and performance and align their compensation with long-term stockholder returns. Under the 2019 long-term incentive program, the Compensation Committee granted 50% of the annual long-term awards to our executive officers in the form of performance units and 50% in the form of restricted stock units.
The following table summarizes elements of our 2019 long-term incentive program for our NEO’s:

2019 LONG-TERM INCENTIVE AWARDS
Component	% of Award	Terms	Alignment
Restricted Stock Units - Time Based	50%	Vest in equal annual installments over a three-year period, subject to continued service.
Restricted stock unit awards provide full value shares to our executive officers which is key to retention and aligning interests with our stockholders; the ultimate value of these awards is dependent on stock price performance.

TSR Performance Awards	25%
Three-year performance period with payout range of 0 (below 25th percentile), 100% (50th percentile) and 200% (above 75th percentile) based upon Company’s relative TSR versus peer group over a cumulative one, two and three-year period.

Aligns interests with our stockholders and rewards for out-performance compared to peer companies; the ultimate value is based upon both (1) meeting the applicable performance measure and (2) stock price performance.

ROIC Performance Awards	25%
Three-year performance period with payout range of 0 to 200% based upon Company’s ROIC in each of years one, two and three measured against predetermined goals established by the Compensation Committee, with year-three goals tied to achieving and exceeding the Company’s weighted average cost of capital.

Aligns interests with our stockholders by rewarding returns-based decision making and actions; the ultimate value of these awards is dependent on both (1) meeting the applicable performance measure and (2) stock price performance.

The following chart summarizes the target awards granted to each of our NEOs (with all amounts adjusted to reflect the Company’s 1-for-20 reverse stock split effective March 12, 2020):

Name	Time Vested Restricted Stock Unit Awards	Performance Stock Unit Awards	Total LTIP Awards
J. Anthony Gallegos, Jr.	10,250	10,250	20,500
Philip A. Choyce	3,784	3,784	7,568
Philip A. Dalrymple	2,271	2,271	4,542
Travis G. Fitts, Jr.	1,414	1,414	2,828
Christopher K. Menefee	1,592	1,592	3,184

Other Executive Compensation Practices, Policies and Guidelines
Stock Ownership Guidelines
We believe it is important that the interests of our executive officers and directors are aligned with the long-term interests of our stockholders. As such, we have adopted stock ownership guidelines applicable to the Company’s executive officers and directors to further align these interests and to further promote the Company’s commitment to sound corporate governance. A copy of our stock ownership guidelines is available on our website at http://icdrilling.investorroom.com/corporategovernance. These guidelines encourage our directors and executive officers to accumulate a certain amount of the Company's stock relative to such director's or executive officer's base compensation. Specifically, the stock ownership guidelines are calculated based on a multiple of the executive officer's base salary, or in the case of a director, a multiple of his base annual retainer. Each executive officer and director has five years to attain the targeted level of ownership following his initial appointment as an executive officer or his initial election as a director, as the case may be. For directors, the ownership guideline is three times the director’s base annual retainer. For executive officers, the ownership guidelines are as follows:

Position	Multiple
President and Chief Executive Officer	4X
Senior or Executive Vice President	2X
Vice President	1X
Shares of stock that count toward satisfying the stock ownership guidelines include (i) shares of the Company's stock beneficially owned, directly or indirectly, by the executive officer or director, and (ii) restricted shares and restricted stock units granted to the executive officer or director under the Company’s long-term incentive plan.
Clawback Policies
It is the Company’s policy that any incentive-based compensation from the Company, or an affiliate, which is subject to recovery under any law, government regulation or stock exchange listing requirement, will be subject to such deductions and clawback, pursuant to the award agreement applicable to such incentive-based compensation, as may be required by law, government regulation or stock exchange listing requirement. Such clawbacks include, without limitation, the clawback requirements contained in Section 304 of the Sarbanes Oxley Act. Our corporate clawback policy adopted by our Board of Directors is available on our website at http://icdrilling.investorroom.com/code_of_conduct.
Accounting for Stock-Based Compensation
We have followed FASB ASC Topic 718 in accounting for stock-based compensation awards. FASB ASC Topic 718 requires companies to calculate the grant date “fair value” of their stock-based awards using a variety of assumptions. FASB ASC Topic 718 also requires companies to recognize the compensation cost of their stock-based awards in their income statements over the period that an employee is required to render service in exchange for the award. We expect that we will regularly consider the accounting implications of significant compensation decisions, especially in connection with decisions that relate to our equity incentive award plans and programs. As accounting standards change, we may revise certain programs to appropriately align accounting expenses of our equity awards with our overall executive compensation philosophy and objectives.
Perquisites and Retirement Benefits
Perquisites are not a material component of our executive compensation. In general, NEOs are not compensated for and do not receive reimbursements for the private use of country clubs, meals, airline and travel costs other than those costs allowed for all employees, or for tickets to sporting events or entertainment events, unless such tickets are used for business purposes. We do reimburse Mr. Menefee for country club dues. Further, our NEOs do not receive compensation or reimbursements for hunting and fishing camp costs or home security expenses. During 2019, except for Mr. Menefee’s country club dues, no NEO received any compensation for or reimbursement of any of the foregoing costs or expenses incurred for non-business purposes.

Employment and Change of Control Agreements
We have entered into employment agreements with Messrs. Gallegos and Choyce. Under the terms of the employment agreements, Messrs. Gallegos and Choyce are paid annual salaries of $464,000 and $319,000, respectively, and are eligible to receive target bonuses, payable at the discretion of the Board equal to 100% and 80%, respectively, of their annual salaries. Each employment agreement is for a term of three years; provided, however, that if neither the Company nor the employee has provided written notice of termination at least one year prior to the scheduled expiration of the then current term of the agreement (the “renewal date”), the employment term automatically extends for one additional year, so as to expire two years from such renewal date.
Mr. Gallegos is subject to a non-compete agreement restricting him from competing in the United States land contract drilling industry for a period of 24 months following termination of employment. Mr. Choyce is subject to a non-compete agreement restricting him from competing in the United States land contract drilling industry for a period of 12 months following termination of employment.
Under their employment agreements, Messrs. Gallegos and Choyce are entitled to receive a severance payment in the event their employment is terminated by the Company without “cause” or by the executive for “good reason.” Such severance payments will be payable in a lump sum and will be equal to the following:

•	all accrued and unpaid salary and prior fiscal year bonus earned but not paid as of the date of termination;

•	a pro rata portion of the executive officer’s target bonus for the fiscal year in which termination of employment occurs; and

•	two (2) times the sum of (i) the executive officer’s annual base salary in effect at the time of termination of employment and (ii) the executive officer’s target annual bonus.
Under the employment agreements, “cause” is deemed to exist if any of the following occurs:

•	willful and continued failure to comply with the reasonable written directives of the Company for a period of thirty (30) days after written notice from the Company;

•
willful and persistent inattention to duties for a period of thirty (30) days after written notice from the Company, or the commission of acts within employment with the Company amounting to gross negligence or willful misconduct;

•	misappropriation of funds or property of the Company or committing any fraud against the Company or against any other person or entity in the course of employment with the Company;

•
misappropriation of any corporate opportunity, or otherwise obtaining personal profit from any transaction which is adverse to the interests of the Company or to the benefits of which the Company is entitled;

•	conviction of a felony involving moral turpitude

•	willful failure to comply in any material respect with the terms of the employment agreement and such non-compliance continues uncured after thirty (30) days after written notice from the Company; or

•
chronic substance abuse, including abuse of alcohol, drugs or other substances or use of illegal narcotics or substances, for which the executive officer fails to undertake treatment immediately after requested by the Company or to complete such treatment and which abuse continues or resumes after such treatment period, or possession of illegal narcotics or substances on Company premises or while performing the executive officer’s duties and responsibilities.

Under the employment agreements, “good reason” is deemed to exist if any of the following occurs:

•
any action or inaction that constitutes a material breach by the Company of the employment agreement and such action or inaction continues uncured after thirty (30) days following written notice from the executive officer;

•
the assignment to the executive officer of any duties inconsistent in any respect with the executive officer’s position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by the employment agreement, or any other action by the Company which results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company within 30 days of receipt of written notice thereof given by the executive officer;

•
any failure by the Company to comply with the payment provisions of the employment agreement, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company as soon as reasonable possible, but no later than 30 days after receipt of written notice thereof given by the executive officer;

•
a change in the geographic location at which the executive officer must perform services to a location more than fifty (50) miles from Houston, Texas or the location at which the executive officer normally performs such services as of the date of the employment agreement; or

•
in the event a change of control has occurred, the assignment to the executive officer to any position (including status, offices, titles and reporting requirements), authority, duties or responsibilities that are not (i) as a senior executive officer with the ultimate parent company of the entity surviving or resulting from such change of control and (ii) substantially identical to the executive officer’s position (including status, offices, titles and reporting requirements), authority, duties and responsibilities as contemplated by the employment agreement.

We also entered into a Change of Control Agreement with Messrs. Dalrymple, Fitts and Menefee which provides that if the executive's employment with the Company is terminated by the Company without “cause” or the executive terminates employment for “good reason”, and such termination is made during a three-year protected period following a change of control, then the executive will be entitled to receive a lump sum payment equal to:

•	all accrued and unpaid salary and prior fiscal year bonus earned but not paid as of the date of termination;

•	a pro rata portion of the executive's target bonus for the fiscal year in which termination of employment occurs; and

•	one (1) times the sum of (i) the executive's annual base salary in effect at the time of termination of employment and (ii) the executive's target annual bonus.
Under the terms of the Change of Control Agreements, a three-year protected period began upon the consummation of the Sidewinder Merger on October 1, 2018. In connection with initiatives implemented in connection with right-sizing the Company’s support departments in response to the severe market downturn caused by the COVID 19 pandemic, each of Messrs. Fitts and Menefee’s employment with the Company was terminated without cause in April 2020. Under the terms of their change of control agreements, Messrs. Fitts and Menefee are entitled to receive cash severance payments equal to $455,321 and $467,667, respectively.
Compensation Risk
The Compensation Committee of the Board reviews and evaluates potential risks related to the design of our compensation programs. In its evaluation of our annual and long-term incentive compensation plans, as well as the incentive compensation arrangements described above, the Compensation Committee determined that such plans are designed with the appropriate balance of risk and reward relative to our overall business strategy. In addition, the stock ownership guidelines for our executive officers encourage them to focus on the creation of long-term value for stockholders rather than short-term results.
Specifically, under our annual incentive compensation program, the amount of each participant’s prospective payment is established as a percentage of annual base salary, and is contingent on performance, including the attainment of targeted levels of performance that include both financial and non-financial measures. Notwithstanding the attainment of any established performance measures, the amount of the annual or incentive payments received by any participant is subject to the ultimate discretion of the Compensation Committee. Further, annual incentive awards are paid only after the Compensation Committee has reviewed our audited financial statements for the applicable performance period.
Long-term equity incentive awards typically consist of restricted stock, restricted stock units and performance restricted stock units. The recipients of such awards can realize an increase in the value of their long-term equity awards only to the extent that our investors benefit from an increase in the market price for our common stock or the applicable performance metrics are met. Further, performance awards are paid only after the Compensation Committee has review our audited financial statement and other relevant data for the applicable performance period.
Compensation Committee Report
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis included in this Proxy Statement with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.
Submitted By:
Compensation Committee
Daniel McNease, Committee Chairman
Thomas R. Bates, Jr.
James G. Minmier

EXECUTIVE COMPENSATION
The following table lists our named executive officers (“NEOs”) for 2019, comprised of our Chief Executive Officer, Chief Financial Officer and our three highest compensated individuals who served as executive officers during 2019:

Name	Principal Position During 2019
J. Anthony Gallegos, Jr.	President and Chief Executive Officer
Philip A. Choyce	Executive Vice President and Chief Financial Officer
Philip A. Dalrymple	Vice President - Operations
Travis G. Fitts, Jr.	Former Senior Vice President - Human Resources & HS&E
Christopher K. Menefee	Former Senior Vice President - Business Development
Summary Compensation Table
The following table summarizes, with respect to our NEOs, information relating to the compensation earned for services rendered in all capacities during the fiscal years ended December 31, 2019, 2018 and 2017.

				Non-Equity
				Incentive Plan	Stock	Option	All Other
		Salary	Bonus	Compensation	Awards	Awards	Compensation	Total
Name and Principal Position	Year	($) (1)	($) (2)	($) (3)	($) (4)	($)	($) (5)	($)
J. Anthony Gallegos, Jr.(6)	2019	465,000	—	299,460	745,175	—	22,800	1,532,435
(President and Chief Executive Officer)	2018	106,250	42,500	156,294	2,382,746	—	15,744	2,703,534
Philip A. Choyce	2019	319,000	—	153,120	275,119	—	22,800	770,039
(Executive Vice President and	2018	319,000	—	477,479	1,219,840	—	20,100	2,036,419
(Chief Financial Officer)	2017	319,000	—	158,543	651,190	—	16,645	1,145,378
Philip A. Dalrymple(7)	2019	250,000	—	72,500	165,134	—	19,620	507,254
(Vice President - Operations)
Travis G. Fitts, Jr.(7)(8)	2019	260,000	—	76,128	102,819	—	20,880	459,827
(Former Senior Vice President -
Human Resources & HS&E)
Christopher K. Menefee(8)	2019	266,800	—	76,838	115,800	—	30,880	490,318
(Former Senior Vice President -	2018	250,000	—	250,650	1,014,561	—	22,332	1,537,543
Business Development)	2017	250,000	—	71,000	239,438	—	26,645	587,083
____________

(1)	Amounts reflected in this column include total annual salary paid during the applicable fiscal year.

(2)	Amounts reflected in this column represent bonuses earned during the applicable year.

(3)
Amounts reflected in this column represent performance-based incentive compensation earned under a plan during the applicable year, excluding discretionary components not based on performance criteria and thus reported as bonus.

(4)
Amount reflected in this column reflect the value of restricted stock, restricted stock unit awards and performance stock unit awards (at target level) granted during the applicable fiscal year, calculated in accordance with FASB ASC Topic 718. Values represent the fair market value of such restricted stock on the date of grant. Assumptions used in the calculation of these amounts are included in Note 11 to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC.

(5)
All other compensation includes our 401(k) Plan matching contributions and health insurance and life insurance premiums paid by us on behalf of each of our NEOs. For Mr. Menefee, amounts also include club dues paid by us on his behalf of $8,080, $8,100 and $9,500 for the fiscal years ended 2019, 2018 and 2017, respectively.

(6)
Mr. Gallegos was appointed as an executive officer on October 1, 2018 following the consummation of the Sidewinder Merger. Bonus payments made to Mr. Gallegos represent the discretionary portion of Mr. Gallegos' annual incentive payment for 2018. Excludes $1,134,004 of predecessor compensation payments paid to Mr. Gallegos that were assumed in connection with the Sidewinder Merger. Stock awards in 2018 for Mr. Gallegos represent awards made to him in connection with his appointment as President and Chief Executive Officer of the Company following completion of the Sidewinder Merger.

(7)	Messrs. Fitts and Dalrymple were not named executive officers during 2017 or 2018.

(8)	Messrs. Fitts and Menefee each left the employment of the Company in April 2020.

Grant of Plan Based Awards
The following table sets forth information concerning grants of plan-based awards during the fiscal year ended December 31, 2019 to the Named Executive Officers:

									All Other	Grant Date
			Estimated future payouts			Estimated future payouts			Stock	Fair Value
			under non-equity incentive			under equity incentive			Awards;	of
			plan awards			plan awards			Number of	Stock
									Shares of	and
									Stock or	Option
Name	Grant Date		Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Awards
			($)	($)	($)	(#)	(#)	(#)	(#)	($)
J. Anthony Gallegos, Jr.	2/27/2019	(1)	4,640	464,000	928,000
	6/4/2019	(2)				1,691	5,125	10,250		148,625
	6/4/2019	(3)				1,691	5,125	10,250		198,850
	6/4/2019	(4)							10,250	397,700
Philip A. Choyce	2/27/2019	(1)	2,552	255,200	446,600
	6/4/2019	(2)				624	1,892	3,784		54,868
	6/4/2019	(3)				624	1,892	3,784		73,410
	6/4/2019	(4)							3,784	146,831
Philip A. Dalrymple	2/27/2019	(1)	1,250	125,000	250,000
	6/4/2019	(2)				374	1,135	2,270		32,915
	6/4/2019	(3)				374	1,135	2,270		44,038
	6/4/2019	(4)							2,271	88,132
Travis G. Fitts, Jr.	2/27/2019	(1)	1,590	159,000	318,000
	6/4/2019	(2)				233	707	1,414		20,503
	6/4/2019	(3)				233	707	1,414		27,432
	6/4/2019	(4)							1,414	54,874
Christopher K. Menefee	2/27/2019	(1)	1,500	150,000	300,000
	6/4/2019	(2)				262	796	1,592		23,084
	6/4/2019	(3)				262	796	1,592		30,885
	6/4/2019	(4)							1,593	61,803

(1)
The 2020 non-equity incentive cash bonus plan for the fiscal year ended December 31, 2019 was approved on February 10, 2020. The plan sets a target opportunity for each executive’s annual cash bonus as a percent of salary, with payout contingent upon meeting ICD's financial goals and other key performance objectives as described above in “Compensation Discussion and Analysis”. The annual cash bonus opportunity attributable to each metric was determined based on a measurement of actual performance relative to target performance, with a .01% payout for threshold achievement, 100% payout for achievement of target performance and 200% maximum payout for over achievement of target or more. The cash bonuses were awarded under the 2012 Omnibus Incentive Plan, as amended.

(2)
On February 27, 2019, the Company granted, subject to the approval of the Company's 2019 Omnibus Long-Term Incentive Plan by the Company's stockholders at the 2019 Annual Meeting of Stockholders held June 4, 2019, TSR performance unit awards to the Named Executive Officers. These awards provide for the recipients to receive shares of Common Stock upon the achievement of certain performance goals established by the Company during a specified period. As more fully described above in "Compensation Discussion and Analysis", the performance goals are tied to the Company's total stockholder return for the performance period as compared to total stockholder return for our peer group determined by the Compensation Committee. The grant date fair value of these awards was determined based on a Monte-Carlo simulation model, which is consistent with the valuation used for the recognition of compensation expense under FASB ASC Topic 718.

(3)
On February 27, 2019, the Company granted, subject to the approval of the Company's 2019 Omnibus Long-Term Incentive Plan by the Company's stockholders at the 2019 Annual Meeting of Stockholders held June 4, 2019, ROIC performance unit awards to the Named Executive Officers. These awards provide for the recipients to receive shares of Common Stock upon the achievement of certain performance goals established by the Company during a specified period. As more fully described above in "Compensation Discussion and Analysis", the performance goals are tied to the Company's return on invested capital compared to absolute return on invested capital goals during the period as established by the Compensation Committee. The grant date fair value of these performance unit awards units was based on the closing price of the Company's Common Stock on June 4, 2019, the date of approval of the Company's 2019 Omnibus Incentive Plan by the Company's stockholders, which is consistent with the valuation used by the Company for the recognition of compensation expense under FASB ASC Topic 718.

(4)
On February 27, 2019, the Company granted, subject to the approval of the Company's 2019 Omnibus Long-Term Incentive Plan by the Company's stockholders at the 2019 Annual Meeting of Stockholders held June 4, 2019, time based restricted stock unit awards to the Named Executive Officers. These awards provide full value shares to our executive officers which is key to retention and aligning interests with our stockholders. The ultimate value of these awards is dependent on stock price performance. As more fully described above in "Compensation Discussion and Analysis", the time based restricted stock units vest in equal annual installments, over a 3-year period, subject to continued service. The grant date fair value of these time based restricted stock units was based on the closing price of the Company's Common Stock on June 4, 2019, the date of approval of the Company's 2019 Omnibus Incentive Plan by the Company's stockholders, which is consistent with the valuation used by the Company for the recognition of compensation expense under FASB ASC Topic 718.

Outstanding Equity Awards at 2019 Fiscal Year-End
The following table sets forth information for each of our Named Executive Officers regarding the number of shares subject to both exercisable and unexercisable stock options and the number of shares of restricted stock, restricted stock units and performance-based restricted stock units that had not vested as of December 31, 2019:

									Equity
									incentive
								Equity	plan
								incentive	awards:
								plan	market or
								awards:	payout
						Number		number of	value of
						of	Market	unearned	unearned
		Number of	Number of			shares	value of	shares,	shares,
		Securities	Securities			or units	shares or	units or	units or
		Underlying	Underlying			of stock	units of	other	other
		Unexercised	Unexercised			that	stock that	rights that	rights that
		Option,	Option,	Option	Option	have not	have not	have not	have not
		Exercisable	Unexercisable	Exercise	Expiration	vested	vested	vested	vested
Name	Grant Date	(#) (1)	(#)	Price ($)	Date	(#) (2)	($) (3)	(#) (4)	($)
J. Anthony Gallegos, Jr.	10/1/2018	—	—	—	—	7,860	156,728	—	—
	12/26/2018	—	—	—	—	19,756	393,935	—	—
	6/4/2019	—	—	—	—	10,250	204,385	10,250	204,385
Philip A. Choyce	3/2/2012	7,850	—	254.80	3/2/2022	—	—	—	—
	12/26/2018	—	—	—	—	12,195	243,168	—	—
	6/4/2019	—	—	—	—	3,784	75,453	3,784	75,453
Philip A. Dalrymple	12/26/2018	—	—	—	—	6,098	121,594	—	—
	6/4/2019	—	—	—	—	2,271	45,284	2,270	45,284
Travis G. Fitts, Jr.	12/26/2018	—	—	—	—	6,098	121,594	—	—
	6/4/2019	—	—	—	—	1,414	28,195	1,414	28,195
Christopher K. Menefee	12/4/2012	2,928	—	254.80	12/3/2022	—	—	—	—
	12/26/2018	—	—	—	—	10,670	665,852	—	—
	6/4/2019	—	—	—	—	1,592	31,744	1,592	31,744
____________

(1)	These stock options were issued under our 2012 Omnibus Plan and are fully vested.

(2)
These shares represent restricted stock awards and restricted stock units issued under our 2012 Omnibus Plan and 2019 Omnibus Plan. The restricted stock units granted on October 1 vest ratably on each of October 1, 2020 and October 1, 2021. The restricted stock granted on December 26, 2018 represent five-year awards that vest ratably on each of December 26, 2021, December 26, 2022 and December 26, 2023. The restricted stock granted on June 4, 2019 represent five-year awards that vest ratably on each of February 27, 2021 and February 27, 2022.

(3)	The market value is based upon the applicable number of shares shown in the table multiplied by $19.94, the closing market price of our stock on December 31, 2019.

(4)
Performance restricted stock units provide award of shares of common stock based on (i) the Company’s total stockholder return compared to our peer group of companies at the time of grant and (ii) the Company’s return on invested capital compared to absolute metrics determined by the Committee and tied to the Company’s weighted average cost of capital. Based upon the Company’s performance compared to these metrics a number of shares ranging from 0 to two times the number of shares may be issued.

Option Exercises and Stock Vested
The following table sets forth information concerning exercises of stock options and vesting of restricted stock for each of our Named Executive Officers during fiscal year 2019:

	Option Awards		Stock Awards
Name	Number of Shares	Value	Number of Shares	Value
	Acquired on Exercise	Realized on Exercise	Acquired on Vesting	Realized on Vesting
	(#)	($)	(#)	($) (1)
J. Anthony Gallegos, Jr.	—	—	3,929	88,804
Philip A. Choyce	—	—	—	—
Philip A. Dalrymple	—	—	—	—
Travis G. Fitts, Jr.	—	—	—	—
Christopher K. Menefee	—	—	—	—
____________

(1)	Value determined based upon the closing price of our common stock on the applicable vesting date.
CEO Pay Ratio
Mr. Gallegos had total compensation of $1,532,435 as reflected in the Summary Compensation Table included in this Proxy Statement. Our median employee’s annual total compensation for 2019 was $96,446, which considers both cash and equity compensation. As a result, we estimate that Mr. Gallegos 2019 annual total compensation was approximately 15.9 times that of our median employee.
2012 and 2019 Omnibus Incentive Plan
The Board has adopted, and our stockholders have approved, the Independence Contract Drilling 2012 Omnibus Plan and 2019 Omnibus Plan. Upon adoption of the 2019 Omnibus Plan, the 2012 Omnibus Plan was frozen and no further grants will be made from such plan. Our 2019 Omnibus Plan provides for the grant of options to purchase our common stock, both incentive options that are intended to satisfy the requirements of Section 422 of the Code and nonqualified options that are not intended to satisfy such requirements, stock appreciation rights, restricted stock, restricted stock units, performance stock, performance units, other stock-based awards and certain cash awards.
As of April 15, 2020 (and after giving effect to our 1-for-20 reverse stock split effective in March 2020), we had 93,064 shares of our common stock available for future awards under the plan.
Indemnification Agreements
We have also entered into indemnification agreements with all of our directors and our Named Executive Officers. These indemnification agreements are intended to permit indemnification to the fullest extent now or hereafter permitted by the General Corporation Law of the State of Delaware. It is possible that the applicable law could change the degree to which indemnification is expressly permitted.
The indemnification agreements cover expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement incurred as a result of the fact that such person, in his or her capacity as a director or officer, is made or threatened to be made a party to any suit or proceeding. The indemnification agreements generally cover claims relating to the fact that the indemnified party is or was an officer, director, employee or agent of us or any of our affiliates, or is or was serving at our request in such a position for another entity. The indemnification agreements also obligate us to promptly advance all reasonable expenses incurred in connection with any claim. The indemnitee is, in turn, obligated to reimburse us for all amounts so advanced if it is later determined that the indemnitee is not entitled to indemnification. The indemnification provided under the indemnification agreements is not exclusive of any other indemnity rights; however, double payment to the indemnitee is prohibited.
We are not obligated to indemnify the indemnitee with respect to claims brought by the indemnitee against us, except for:

•claims regarding the indemnitee’s rights under the indemnification agreement;
•claims to enforce a right to indemnification under any statute or law; and
•counter-claims against us in a proceeding brought by us against the indemnitee.
We have also agreed to obtain and maintain director and officer liability insurance for the benefit of each of the above indemnitees. These policies include coverage for losses for wrongful acts and omissions and to ensure our performance under the indemnification agreements. Each of the indemnitees is named as an insured under such policies and provided with the same rights and benefits as are accorded to the most favorably insured of our directors and officers.

DIRECTOR COMPENSATION
We currently provide independent members of the Board with an annual retainer in the amount of $31,500 payable in quarterly installments. In connection with our efforts to reduce costs in response to the adverse effects on our business caused by the COVID-19 pandemic, we reduced cash compensation for our directors in 2020. Following these reductions, each director receives $1,200 per Board or committee meeting attended in person or telephonically. The chairman of the Board is provided with an annual retainer of $18,000 payable in quarterly installments and the chairman of each Board committee is provided with the following annual retainers payable in quarterly installments: $13,500 (audit), $9,000 (compensation) and $9,000 (nominating and governance). We reimburse directors for travel and lodging expenses incurred in connection with their attendance at meetings.
Independent directors are eligible to receive equity compensation awards under our 2019 Omnibus Plan.
The following table summarizes, with respect to our directors, information relating to the compensation earned for services rendered in all capacities during the fiscal year ended December 31, 2019.
.

	Fees Earned or		Other
	Paid in Cash	Stock Awards	Compensation	Total
Director	($)	($)(1)	($)	($)
Thomas R. Bates, Jr.	76,000	55,428	—	131,428
James D. Crandell	48,500	55,428	—	103,928
Matthew D. Fitzgerald	78,000	55,428	—	133,428
Daniel F. McNease	66,000	55,428	—	121,428
James G. Minmier	53,000	55,428	—	108,428
Adam J. Piekarski(2)	80,000	—	—	80,000
____________

(1)
Amount reflected in this column reflects the value of restricted stock, restricted stock unit awards and performance stock unit awards (at target level) granted during the applicable fiscal year, calculated in accordance with FASB ASC Topic 718. Values represent the fair market value of such restricted stock on the date of grant. Assumptions used in the calculation of these amounts are included in Note 11 to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC.

(2)
Mr. Piekarski was appointed to the Board on October 1, 2018 pursuant to the terms and conditions of the Sidewinder Merger. Pursuant to the terms of the Sidewinder Stockholders’ Agreement, director fees of $20,000 per quarter associated with Mr. Piekarski’s service are assigned to MSD Partners. Mr. Piekarski does not participate in equity awards from the Company.

OTHER MATTERS FOR THE 2020 ANNUAL MEETING
As of the date of this Proxy Statement, the Board knows of no matters to be acted upon at the Annual Meeting other than the proposals included in the accompanying notice and described in this Proxy Statement. If any other matter requiring a vote of stockholders arises, including a question of adjourning the Annual Meeting, the persons named as proxies in the accompanying proxy card will have the discretion to vote thereon according to their best judgment of what they consider to be in the best interests of the Company. The accompanying proxy card confers discretionary authority to act with respect to any additional matters that may come before the Annual Meeting or any adjournment or postponement thereof.
2019 ANNUAL REPORT ON FORM 10-K
A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, including the financial statements and the financial statement schedules, if any, but not including exhibits (the “2019 Annual Report”), accompanies this Proxy Statement. Except for the financial statements included in the 2019 Annual Report that are specifically incorporated by reference herein, the 2019 Annual Report is not incorporated in this Proxy Statement and is not to be deemed part of this proxy soliciting material.
We have filed our Form 10-K for the fiscal year ended December 31, 2019 with the Securities and Exchange Commission. It is available free of charge at the Securities and Exchange Commission’s web site at www.sec.gov and our website at http://icdrilling.investorroom.com/sec_filings. Upon written request by a stockholder, we will mail, without charge, a copy of our Form 10-K, including the financial statements and financial statement schedules, if any, but excluding exhibits to the Form 10-K. Exhibits to the Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. Such requests should be directed by mail to Independence Contract Drilling, Inc., 20475 State Highway 249, Suite 300, Houston, Texas 77070, Attn: Corporate Secretary or by email at investor.relations@icdrilling.com.
STOCKHOLDER LIST
In accordance with the Delaware General Corporation Law, the Company will maintain at its corporate offices in Houston, Texas, a list of the stockholders entitled to vote at the Annual Meeting. The list will be open to the examination of any stockholder, for purposes germane to the Annual Meeting, during ordinary business hours for at least ten days before the Annual Meeting.
The Notice of Annual Meeting of Stockholders, Proxy Statement for the Annual Meeting and the Annual Report on Form 10-K for the fiscal year ended December 31, 2019 are available at www.proxyvote.com.

INDEPENDENCE CONTRACT DRILLING, INC.
20475 HWY 249, SUITE 300
HOUSTON, TX 77070

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D15329-P39317 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

INDEPENDENCE CONTRACT DRILLING, INC.

The Board of Directors recommends you vote FOR the following Directors, FOR the approval, on an advisory basis, the compensation of our named executive officers, ONE YEAR, on the frequency on which future votes should occur, and FOR the proposal to ratify the Company's Independent Auditors:

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

1. ELECTION OF DIRECTORS

Nominees:

01) J. Anthony Gallegos, Jr.
02) Matthew D. Fitzgerald
03) Daniel F. McNease
04) James G. Minmier
05) Adam J. Piekarski

	For	Against	Abstain
2. Approve, on an advisory basis, the compensation of our named executive officers.	☐	☐	☐

	1 Year	2 Years	3 Years	Abstain
3. Approve, on an advisory basis, whether future votes to approve executive compensation should occur every one, two or three years.	☐	☐	☐	☐

	For	Against	Abstain
4. Ratification of the appointment of BDO USA, LLP as the Company's Independent Auditors for Fiscal 2020.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please indicate if you plan to attend this meeting. ☐ Yes ☐ No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

D15330-P39317

INDEPENDENCE CONTRACT DRILLING, INC.
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON FRIDAY, JUNE 12, 2020 AT 8:00 AM LOCAL TIME

The undersigned hereby constitutes and appoints J. Anthony Gallegos, Jr. and Philip A. Choyce, and each of them, the attorneys and proxies of the undersigned with the full power of substitution to appear and to vote all of the shares of common stock of Independence Contract Drilling, Inc., held of record by the undersigned on April 15, 2020, as if personally present at the Annual Meeting of Stockholders to be held on Friday, June 12, 2020, and any adjournment or postponement thereof, as designated on the reverse.

Each signatory to this proxy acknowledges receipt from Independence Contract Drilling, Inc., prior to execution of this proxy, of the Notice of Annual Meeting of Stockholders and a Proxy Statement dated April 25, 2020.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the recommendations of the Board of Directors, as noted on the reverse. This proxy also delegates discretionary authority to vote upon such other matters as may properly come before the Annual Meeting and at any adjournment or postponement thereof. Please see the accompanying proxy statement for additional details.

YOU ARE URGED TO DATE, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ENVELOPE PROVIDED. IT IS IMPORTANT FOR YOU TO BE REPRESENTED AT THE ANNUAL MEETING. THIS PROXY MUST BE RECEIVED BY MAIL IN THE POSTAGE-PAID ENVELOPE PROVIDED OR ELECTRONICALLY VIA THE INTERNET AT WWW.PROXYVOTE.COM OR BY PHONE AT 1-800-690-6903.

Address Changes/Comments: ______________________________

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side